                                                                  EXECUTION COPY




                                DATED 2 JUNE 2000

                             KONINKLIJKE NUMICO N.V.
                                    AS PARENT

                                DEUTSCHE BANK AG
                                FORTIS BANK N.V.
                                  ING BANK N.V.
                             RABOBANK INTERNATIONAL
                                       AND
                     SALOMON BROTHERS INTERNATIONAL LIMITED
                                  AS ARRANGERS

                                  ING BANK N.V.
                                    AS AGENT

                                       AND

                                     OTHERS
   ---------------------------------------------------------------------------
                     EURO 1,000,000,000 and US$1,450,000,000
                         MULTICURRENCY CREDIT AGREEMENT
   ---------------------------------------------------------------------------


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                                                 CONTENTS

CLAUSE                                                                                              PAGE
1.     Definitions And Interpretation..................................................................1
1.     The Facilities.................................................................................17
1.     Utilisation Of The Term Facilities.............................................................19
1.     Multicurrency Option...........................................................................21
1.     Interest Periods For Term Advances.............................................................23
1.     Payment And Calculation Of Interest On Term Advances...........................................24
1.     Utilisation Of The Revolving Facility..........................................................25
1.     Payment And Calculation Of Interest On Revolving Advances......................................26
1.     Market Disruption And Alternative Interest Rates...............................................26
1.     Notification...................................................................................28
1.     Repayment Of The Term Facilities...............................................................28
1.     Repayment Of The Revolving Facility............................................................29
1.     Cancellation And Prepayment....................................................................29
1.     Taxes..........................................................................................32
1.     Tax Receipts...................................................................................33
1.     Increased Costs................................................................................34
1.     Illegality.....................................................................................35
1.     Mitigation.....................................................................................36
1.     Representations................................................................................36
1.     Financial Information..........................................................................40
1.     Financial Condition............................................................................42
1.     Covenants......................................................................................45
1.     Events Of Default..............................................................................49
1.     Guarantee And Indemnity........................................................................52
1.     Commitment Commission And Fees.................................................................54
1.     Costs And Expenses.............................................................................55
1.     Default Interest And Break Costs...............................................................56
1.     Parent's Indemnities...........................................................................57
1.     Currency Of Account And Payment................................................................59
1.     Payments.......................................................................................59
1.     Set-Off........................................................................................61


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1.     Sharing........................................................................................62
1.     The Agent, The Arrangers And The Banks.........................................................63
1.     Assignments And Transfers......................................................................67
1.     Additional Borrowers...........................................................................70
1.     Additional Guarantors..........................................................................70
1.     Calculations And Evidence Of Debt..............................................................71
1.     Remedies And Waivers, Partial Invalidity.......................................................73
1.     Notices........................................................................................73
1.     Counterparts...................................................................................74
1.     Amendments.....................................................................................74
1.     Governing Law..................................................................................75
1.     Jurisdiction...................................................................................75
1.     Borrowers' Agent...............................................................................76

Schedule 1           THE ORIGINAL PARTIES.............................................................77
       Part A        The Original Banks...............................................................77
       Part A        The Borrowers....................................................................77
       Part A        The Guarantors...................................................................78

Schedule 1           FORM OF TRANSFER CERTIFICATE.....................................................79

Schedule 1           CONDITIONS PRECEDENT.............................................................82

Schedule 1           NOTICE OF DRAWDOWN...............................................................85

Schedule 1           EXISTING ENCUMBRANCES............................................................87

Schedule 1           FORM OF COMPLIANCE CERTIFICATE...................................................88

Schedule 1           FORM OF BORROWER ACCESSION MEMORANDUM............................................89

Schedule 8           FORM OF GUARANTOR ACCESSION MEMORANDUM...........................................91

Schedule 9           ADDITIONAL CONDITIONS PRECEDENT..................................................93

Schedule 10          FORM OF RESIGNATION NOTICE.......................................................95

Schedule 11          MANDATORY COSTS..................................................................96

Schedule 12          FORM OF SYNDICATION AGREEMENT....................................................98

THIS AGREEMENT is made on 2 June 2000

BETWEEN

(1)     KONINKLIJKE NUMICO N.V. (company no. 27090619) (the "PARENT");

(2) THE COMPANIES listed in Part B of Schedule 1 in their capacity as borrowers hereunder (together with the Parent, the "ORIGINAL BORROWERS" and "ORIGINAL BORROWER" means any one of them);

(3) THE COMPANIES listed in Part C of Schedule 1 in their capacity as guarantors hereunder (together with the Parent, the "ORIGINAL GUARANTORS" and "ORIGINAL GUARANTOR" means any one of them);

(4) DEUTSCHE BANK AG, FORTIS BANK N.V., ING BANK N.V., RABOBANK INTERNATIONAL AND SALOMON BROTHERS INTERNATIONAL LIMITED as arrangers of the Facilities (the "ARRANGERS");

(5)     ING BANK N.V. as agent for the Banks (the "FACILITY AGENT"); and

(6) THE BANKS named in Part A of Schedule 1 as original banks (the "ORIGINAL BANKS").

IT IS AGREED as follows.


1.      DEFINITIONS AND INTERPRETATION

1.1     DEFINITIONS
        In this Agreement:

        "ACQUISITION" means the proposed acquisition by the Parent of up to all of the outstanding shares of common stock of Rexall Sundown by means of the Offer and the Merger.

        "ADDITIONAL BORROWER" means any company which has become an Additional Borrower in accordance with Clause 35 (ADDITIONAL BORROWERS).

        "ADDITIONAL GUARANTOR" means any company which has become an Additional Guarantor in accordance with Clause 36 (ADDITIONAL GUARANTORS).

        "ADVANCE" means a Revolving Advance, a Term A Advance or a Term B
        Advance.

        "AUTHORISED SIGNATORY" means, in relation to an Obligor or proposed Obligor, any person who is duly authorised (in such manner as may be reasonably acceptable to the Facility Agent) and in respect of whom the Facility Agent has received a certificate signed by a director or another Authorised Signatory of such Obligor or proposed Obligor setting out the name and signature of such person and confirming such person's authority to act.

        "AVAILABLE COMMITMENT" means, in relation to a Bank at any time, the aggregate of its Available Term A Commitment, its Available Term B Commitment and its Available Revolving Commitment.

        "AVAILABLE REVOLVING COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, its Revolving Commitment at such time LESS its share of the Dollar Amount of Revolving Advances which are then outstanding PROVIDED THAT such amount shall not be less than zero.

        "AVAILABLE REVOLVING FACILITY" means, at any time, the aggregate amount of the Available Revolving Commitments adjusted, in the case of any proposed drawdown, so as to take into account:

        (a) any reduction in the Revolving Commitment of a Bank pursuant to the terms hereof;

        (b) any Revolving Advance which, pursuant to any other drawdown, is to be made; and

        (c)       any Revolving Advance which is due to be repaid,

        on or before the proposed drawdown date.

        "AVAILABLE TERM COMMITMENT" means the Available Term A Commitment and the Available Term B Commitment.

        "AVAILABLE TERM A COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, its Term A Commitment at such time LESS the aggregate of its share of the amount of the Term A Advances which are then outstanding.

        "AVAILABLE TERM B COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, its Term B Commitment at such time LESS the aggregate of its share of the Dollar Amount of the Term B Advances which are then outstanding.

        "AVAILABLE TERM FACILITIES" means the Available Term A Facility and the Available Term B Facility.

        "AVAILABLE TERM A FACILITY" means, at any time, the aggregate amount of the Available Term A Commitment adjusted, in the case of any proposed drawdown, so as to take into account any reduction in the Term A Commitment of a Bank on or before the proposed drawdown date pursuant to the terms hereof.

        "AVAILABLE TERM B FACILITY" means, at any time, the aggregate amount of the Available Term B Commitment adjusted, in the case of any proposed drawdown, so as to take into account any reduction in the Term B Commitment of a Bank on or before the proposed drawdown date pursuant to the terms hereof.

        "BANK" means any financial institution:

        (a)       named in Part A of Schedule 1 (THE ORIGINAL BANKS); or

        (b) which has become a party hereto in accordance with Clause 34.3 (ASSIGNMENTS AND TRANSFERS BY BANKS), Clause 34.4 (ASSIGNMENTS BY BANKS) or Clause 34.5 (TRANSFERS BY BANKS),

        and which has not ceased to be a party hereto in accordance with the terms hereof.

        "BORROWERS" means each of the Original Borrowers and each Additional Borrower, PROVIDED THAT such company has not been released from its rights and obligations hereunder in accordance with Clause 35.3 (RESIGNATION OF A BORROWER).

        "BORROWERS' AGENT" means the Parent as agent for the Borrowers in accordance with Clause 44 (BORROWERS' AGENT).

        "BORROWER ACCESSION MEMORANDUM" means a memorandum substantially in the form set out in Schedule 7 (FORM OF BORROWER ACCESSION MEMORANDUM).

        "BRIDGE LOAN" means the loan in an amount of at least euro 1,050,000,000 made available by certain financial institutions to certain of the Borrowers pursuant to a bridge facility agreement dated on or about the date hereof.

        "BUSINESS DAY" means a day (other than a Saturday or Sunday) which is not a public holiday and on which banks are open for general business in London, New York and Amsterdam and:

        (a) (in relation to any date for payment or purchase of a sum denominated in a currency other than the euro) the principal financial centre of the country of such currency; and

        (b) (in relation to any date for payment or purchase of a sum denominated in the Euro) any TARGET Day.

        "CLOSING DATE" means the date on which this Agreement is executed by all of the original parties hereto.

        "COMMITMENT" means, in relation to a Bank at any time, the aggregate of its Term A Commitment, its Term B Commitment and its Revolving Commitment.

        "COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in Schedule 6 (FORM OF COMPLIANCE CERTIFICATE).

        "CONFIDENTIALITY UNDERTAKING" means a confidentiality undertaking in the standard form from time to time of the LMA or in such other form as may be agreed between the Parent and the Facility Agent.

        "CONSOLIDATED SUBSIDIARY" means a subsidiary which is consolidated for accounting purposes with the Parent in accordance with Generally Accepted Accounting Principles.

        "CONVERTIBLE BONDS" means the Existing Convertible Bonds and the New Convertible Bonds.

        "DISPUTE" means any dispute referred to in Clause 43 (JURISDICTION).

        "DOLLAR AMOUNT" means:

        (a) in relation to a Term B Advance or a Revolving Advance, its Original Dollar Amount as reduced by the proportion (if any) of such Advance which has been repaid; and

        (b) in relation to the Term B Loan or a Revolving Loan, the aggregate of the Dollar Amounts of the outstanding Term B Advances or Revolving Advances (as the case may be).

        "EMU" means Economic and Monetary Union as contemplated in the Treaty on European Union.

        "EMU LEGISLATION" means legislative measures of the European Union for the introduction of, changeover to or operation of the euro in one or more member states, being in part legislative measures to implement EMU.

        "ENCUMBRANCE" means a mortgage, charge, pledge, lien or other encumbrance securing any obligation of any person or any agreement or arrangement having a similar effect.

        "ENVIRONMENTAL CLAIM" means any claim, proceeding or investigation by any person pursuant to any Environmental Law.

        "ENVIRONMENTAL LAW" means any applicable law in any jurisdiction in which any Obligor or other member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

        "ENVIRONMENTAL PERMITS" means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any Obligor or other member of the Group conducted on or from the properties owned or used by the relevant Obligor or other member of the Group.

        "EQUITY PACKAGE" means the proposed issue of new ordinary shares in the Parent and the New Convertible Bonds which will be designed to raise (before commissions and expenses) at least euro 1,050,000,000 (at least euro 400,000,000 of which in aggregate is designed to be raised by the issue of ordinary shares in the Parent).

        "EURIBOR" means, in relation to any amount to be advanced to, or owing by, an Obligor under the Finance Documents in euro on which interest for a given period is to accrue:

         (a) the percentage rate per annum equal to the offered quotation which appears on the page of the Telerate Screen which displays the rate of the Banking Federation of the European Union for the euro (being currently page 248) for such period as of 11.00 a.m. (Brussels time) on the Quotation Date for such period or, if such page or such service shall cease to be available, such other page or such other service for the purpose of displaying an average rate of the Banking Federation of the European Union as the Facility Agent, after consultation with the Banks and the Borrowers' Agent, shall select; or

        (b) if no quotation for the euro for the relevant period is displayed and the Facility Agent has not selected an alternative service on which a quotation is displayed, the arithmetic mean (rounded upwards to four decimal places) of the rates (as notified to the Facility Agent) at which each of the Reference Banks was offering to prime banks in the European interbank market deposits in the euro of an equivalent amount and for such period as of 11.00 a.m. (Brussels time) on the Quotation Date.

        "EVENT OF DEFAULT" means any circumstance described as such in Clause 23 (EVENTS OF DEFAULT).

        "EXISTING AMOUNT" means, in relation to any Term B Advance and any two successive Interest Periods relating thereto, the amount of such Term B Advance at the beginning of the last day of the first of those Interest Periods LESS any part thereof falling to be repaid on such day.

        "EXISTING CONVERTIBLE BONDS" means the euro denominated convertible subordinated bonds due 2004 convertible into depositary receipts of shares and issued by the Parent in an aggregate principal amount of euro 690,000,000.

        "FACILITIES" means the Term A Facility, the Term B Facility and the Revolving Facility.

        "FACILITY OFFICE" means, in relation to the Facility Agent, the office identified with its signature below or such other office as it may select by notice and, in relation to any Bank, the office notified by it to the Facility Agent in writing prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other office as it may from time to time select by notice to the Facility Agent.

        "FINAL MATURITY DATE" means the earlier of 2 June 2005 or the date which is at least 3 months prior to the final maturity date of the New Convertible Bonds.

        "FINANCE DOCUMENTS" means this Agreement, any Borrower Accession Memorandum, the Syndication Agreement, any fee letter delivered pursuant to Clause 25 (COMMITMENT COMMISSION AND FEES) and any other document designated as such by the Facility Agent and the Parent.

        "FINANCE PARTIES" means the Facility Agent, the Arrangers and the Banks.

        "FINANCIAL INDEBTEDNESS" of any person means:

        (a) all indebtedness of that person for borrowed money including debit balances at banks and including, without limitation, any subordinated convertible bonds;

        (b) (without double counting) all liabilities of that person (actual or contingent) under any guarantee, bond, security, indemnity or other agreement designed to assure any creditor against loss in respect of any Financial Indebtedness of any other person;

        (c) all indebtedness under any acceptance credit opened on behalf of that person;

        (d) all indebtedness of that person under any debenture, note, bond or commercial paper or similar instrument;

        (e) all indebtedness of that person in respect of any interest rate or currency swap or forward currency sale or purchase or contract for differences or other form of interest or currency hedging transaction or option as to any of these (including without limitation caps, collars and floors);

        (f)       all indebtedness of that person under any finance lease;

        (g) all indebtedness pursuant to any issue of shares which are expressed to be redeemable before the Revolving Termination Date;

        (h) any other liability (actual or contingent) undertaken by that person in connection with amounts raised under any other transaction having the commercial effect of a borrowing or raising of money,

        (but shall not include any indebtedness due from one Consolidated Subsidiary to another Consolidated Subsidiary, PROVIDED THAT at the time such indebtedness is incurred there is no outstanding Event of Default).

        "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means:

        (a) in relation to the Parent, accounting principles generally accepted and adopted in The Netherlands; and

        (b) in relation to any other Obligor, accounting principles generally accepted and adopted in The Netherlands or such Obligor's jurisdiction of incorporation.

        "GROUP" means the Parent and its subsidiaries for the time being.

        "GUARANTOR ACCESSION MEMORANDUM" means a memorandum substantially in the form set out in Schedule 8 (FORM OF GUARANTOR ACCESSION MEMORANDUM).

        "GUARANTORS" means each of the Original Guarantors and each Additional Guarantor.

        "INSTRUCTING GROUP" means:

        (a) before any Advances have been made, a Bank or Banks whose Commitments amount in aggregate to more than 66 2/3% of the Total Commitments; and

        (b) thereafter, a Bank or Banks to whom in aggregate more than 66 2/3% of the amount of the Loan is (or, immediately prior to its repayment, was then) owed.

        "INTELLECTUAL PROPERTY" means all patents, trade marks, rights in design and copyrights (whether registered or unregistered and including applications for registration), database rights and all rights or forms of protection of a similar nature or having equivalent effect to any of these.

        "INTEREST PERIOD" means, save as otherwise provided herein:

        (a)       any of those periods mentioned in Clause 5.1 (INTEREST
                  PERIODS); and

        (b) in relation to an Unpaid Sum, any of those periods mentioned in Clause 27.1 (DEFAULT INTEREST PERIODS).

        "LIBOR" means, in relation to any amount to be advanced to, or owing by, an Obligor under the Finance Documents on which interest for a given period is to accrue:

        (a) the percentage rate per annum equal to the offered quotation which appears on the page of the Telerate Screen which displays the British Bankers Association Interest Settlement Rate for the currency of the relevant amount (being currently "3740" or, as the case may be, "3750") for such period as of
                  11.00 a.m. on the Quotation Date for such period or, if such page or such service shall cease to be available, such other page or such other service for the purpose of displaying the British Bankers Association Interest Settlement Rate for such currency as the Facility Agent, after consultation with the Banks and the Borrowers' Agent, shall select; or

        (b) if no quotation for the relevant currency and the relevant period is displayed and the Facility Agent has not selected an alternative service on which a quotation is displayed, the arithmetic mean (rounded upwards to four decimal places) of the rates (as notified to the Facility Agent) at which each of the Reference Banks was offering to prime banks in the London interbank market deposits in the currency of such amount and for such period as of 11.00 a.m. on the Quotation Date for such period.

        "LMA" means the Loan Market Association.

        "LOAN" means, at any time, the aggregate of the Term A Loan, the Term B Loan and the Revolving Loan.

        "MANDATORY COST RATE" means the rate determined in accordance with
        Schedule 11 (MANDATORY COSTS).

        "MARGIN" means in relation to the Facilities, 0.75% per annum for the period commencing from the Closing Date and ending on the later of three months after the Closing Date and the date upon which the Equity Package has been completed and 0.55% per annum thereafter, PROVIDED THAT, (starting with the audited financial statements of the Parent on a consolidated basis or statements of the Group for the financial year ending 31 December 2000), the Margin will be subject to revision (for the avoidance of doubt, by way of an increase as well as a decrease) if the Total Senior

        Net Debt to EBITDA ratio (tested in accordance with Clause 20.5 (COMPLIANCE CERTIFICATES) on a 12 month rolling basis) for any Relevant Period is:

        (i) equal to or less than 3.00:1 but greater than 2.50:1, the Margin shall be 0.50% per annum; or

        (ii) equal to or less than 2.50:1, the Margin shall be 0.40% per annum,

        (and any reduction or increase in the Margin shall take effect in relation to any outstanding Advance with effect from, or Advance made on or after, the date falling five Business Days after receipt by the Facility Agent of the Compliance Certificate for such Relevant Period pursuant to Clause 20 (FINANCIAL INFORMATION)) PROVIDED THAT if at any time there is an Event of Default which is continuing then the Margin shall revert to 0.75% per annum for such time. For the purpose of determining the Margin, "TOTAL SENIOR NET DEBT", "EBITDA" and "RELEVANT PERIOD" shall be determined in accordance with Clause 21.2 (FINANCIAL DEFINITIONS).

        "MATERIAL ADVERSE EFFECT" means a material adverse effect on the ability of an Obligor to perform, or comply with, its obligations under the Finance Documents.

        "MATERIAL SUBSIDIARY" means, at any time, either an Obligor (other than the Parent) or a subsidiary of the Parent which has:

        (a) gross assets representing 5% or more of the consolidated gross assets of the Group; or

        (b) net sales representing 5% or more of the consolidated net sales of the Group,

        in each case calculated on a consolidated basis. Compliance with the conditions set out in paragraphs (a) and (b) shall be determined by reference to the most recent Compliance Certificate executed by the Parent's auditors and/or the latest audited financial statements of such subsidiary and the latest audited consolidated financial statements of the Group PROVIDED THAT:

        (i) if a subsidiary has been acquired since the date as at which the latest audited consolidated financial statements of the Group were prepared, such financial statements shall be adjusted in order to take into account the acquisition of such subsidiary; and

        (ii) if any intra-group transfer or re-organisation takes place, the audited financial statements of the Group and of all relevant subsidiaries shall be adjusted in order to take into account such intra-group transfer or reorganisation.

        A report by the auditors of the Parent that a subsidiary is or is not a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

        "MERGER" means the proposed merger, pursuant to the Merger Agreement, of Nutricia and Rexall Sundown.

        "MERGER AGREEMENT" means the agreement and plan of merger dated 30 April 2000, as amended on 25 May 2000, between the Parent, Nutricia and Rexall Sundown.

        "NEW AMOUNT" means, in relation to any Term B Advance and any two successive Interest Periods relating thereto, the amount of such Term B Advance at the beginning of the second of those Interest Periods, as determined in accordance with Clause 4.3 (AMOUNTS OF ADVANCES).

        "NEW CONVERTIBLE BONDS" means euro denominated convertible subordinated bonds due at least three months after the Revolving Termination Date convertible into depositary receipts of shares and issued by the Parent after the date of this Agreement in an aggregate principal amount of approximately euro 700,000,000.

        "NOTICE OF DRAWDOWN" means a notice substantially in the form set out in
        Schedule 4 (NOTICE OF DRAWDOWN).

        "NUTRICIA" means Nutricia Investment Corp., a Florida corporation which is an indirect wholly-owned subsidiary of the Parent.

        "OBLIGORS" means the Borrowers, the Guarantors and the Parent and "OBLIGOR" means any one of them.

        "OFFER" means the tender offer by Nutricia for up to all of the outstanding shares of common stock of Rexall Sundown.

        "OFFER DOCUMENTS" means the "Offer Documents" as defined in the Merger Agreement and all documentation filed by or on behalf of the Parent and/or Nutricia with the Securities and Exchange Commission in connection with the Offer (in each case where either the Parent or Nutricia is a party to such document or has been responsible for filing such document, and provided such document is material to the Finance Parties (as determined by the Facility Agent) in connection with the Finance Documents) and the Merger Agreement.

        "OPTIONAL CURRENCY" means:

        (i)       euros; and

        (ii) any other currency (except dollars) which has been previously approved in writing by the Facility Agent (acting on the instructions of all Banks) as an optional currency for the purpose of any drawdown, or denomination of any Advance during an Interest Period relating thereto, at least three Business Days prior to delivery of the Notice of Drawdown for such Advance or the request under Clause 4.1 (BORROWER'S REQUEST FOR OPTIONAL CURRENCY) PROVIDED THAT the Optional Currencies available for the Revolving Facility shall be limited to euros and pounds sterling.

        "ORIGINAL DOLLAR AMOUNT" means:

        (a)       in relation to a Term B Advance,

                  (i) where such Term B Advance came into existence as a result of a drawing under the Term B Facility, if the drawing is in dollars the amount specified as such in the Notice of Drawdown relating thereto, and if the drawing is in an Optional Currency, the equivalent of the relevant amount in dollars as the same may be reduced pursuant to Clause 3.4 (REDUCTION OF AVAILABLE TERM B COMMITMENT);

                  (ii) where such Term B Advance came into existence upon the consolidation of two or more Term B Advances, the aggregate of the Dollar Amounts of the Term B Advances so consolidated; and

                  (iii) where such Term B Advance came into existence upon the division of a Term B Advance, the amount specified as such by the relevant Borrower pursuant to Clause 5.4 (DIVISION OF TERM ADVANCES); and

        (b) in relation to a Revolving Advance, if the drawing is in dollars the amount specified in the Notice of Drawdown relating thereto, and if the drawing is in an Optional Currency, the equivalent of that amount in dollars, as the same may be reduced pursuant to Clause 7.4 (REDUCTION OF AVAILABLE REVOLVING COMMITMENT).

        "ORIGINAL OBLIGORS" means the Original Borrowers, Original Guarantors and the Parent and "ORIGINAL OBLIGOR" means any of them.

        "PARTICIPATING MEMBER STATE" means any member state which has adopted the euro as its lawful currency at the relevant time.

        "PERMITTED ENCUMBRANCE" means:

        (a) any lien arising by operation of law and in the ordinary course of trading;

        (b) any Encumbrance specified in Schedule 5 (EXISTING ENCUMBRANCES), if the principal amount thereby secured is not increased;

        (c) an Encumbrance created or outstanding with the prior consent of an Instructing Group;

        (d) any Encumbrance over or affecting any asset existing before that asset is acquired by a member of the Group. This sub-paragraph only applies if:

                  (i) the acquisition is at fair market value and on an arms' length basis; and

                  (ii) the amount secured does not, and the assets affected do not, increase following the acquisition.

        (e) any Encumbrance over or affecting any asset of any company which becomes a member of the Group after the date hereof, where such Encumbrance is created prior to the date on which such company becomes a member of the Group, if:

                  (i) such Encumbrance was not created in contemplation of the acquisition of such company; and

                  (ii) the amount thereby secured has not been increased in contemplation of, or since the date of, the acquisition of such company.

        (f) any Encumbrance arising as a result of netting and set-off arrangements regarding members of the Group in place at the date hereof and operated in the ordinary course of the Group's banking arrangements;

        (g) any Encumbrance created on any assets acquired by a member of the Group after the date hereof for the sole purpose of financing or refinancing that acquisition and securing a principal, capital or nominal amount not exceeding the cost of that acquisition;

        (h) any title transfer or retention of title arrangement entered into by any member of the Group in the normal course of its trading activities on the counterparty's standard or usual terms;

        (i) any Encumbrance created or subsisting in the ordinary course of business (in connection with the provision of documentary letters of credit) over documents of title, insurance policies or sale contracts in relation to commercial goods to secure the purchase price of such goods; and

        (j) Encumbrances not otherwise permitted by paragraphs (a) to (i) inclusive above securing indebtedness in an aggregate principal amount not exceeding euro 40,000,000 (or its equivalent).

        "POTENTIAL EVENT OF DEFAULT" means an event or state of affairs which is mentioned in Clause 23 (EVENTS OF DEFAULT) but which has not become an Event of Default because a period has not elapsed, a notice has not been given or a determination has not been made in each case as specified in Clause 23 (EVENTS OF DEFAULT).

        "PROPORTION" means, in relation to a Bank:

        (a) whilst no Advances are outstanding, the proportion borne by its Commitment to the Total Commitments (or, if the Total Commitments are then zero, by its Commitment to the Total Commitments immediately prior to their reduction to zero); or

        (b) whilst at least one Advance is outstanding, the proportion borne by its share of the amount of the Loan to the amount of the Loan.

        "PRESS RELEASE" means the first public announcement, dated 1 May 2000, by the Parent in connection with the Acquisition.

        "QUOTATION DATE" means, in relation to any period for which an interest rate is to be determined under the Finance Documents, the day on which quotations would ordinarily be given by prime banks in the relevant interbank market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that period, PROVIDED THAT, if, for any such period, quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates.

        "REFERENCE BANKS" means the principal Amsterdam offices of ING Bank N.V. and Deutsche Bank AG and the principal London office of Citibank, N.A. or such banks as may be appointed as such by the Facility Agent after consultation with the Parent.

        "RELEVANT PERIOD" has the meaning set forth in Clause 21.2 (FINANCIAL DEFINITIONS).

        "REPAYMENT DATE" means, in relation to any Revolving Advance, the last day of the Term thereof.

        "REPEATED REPRESENTATIONS" means each of the representations set out in Clause 19.1 (LEGAL STATUS) to Clause 19.6 (BORROWING LIMIT), Clause
        19.19 (LICENCES AND CONSENTS) and Clause 19.21 (OWNERSHIP OF BORROWERS).

        "RESIGNATION NOTICE" means a notice substantially in the form set out in
        Schedule 9 (FORM OF RESIGNATION NOTICE).

        "REVOLVING ADVANCE" means an advance made or to be made by the Banks under the Revolving Facility.

        "REVOLVING COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, the amount set opposite its name under the heading "REVOLVING COMMITMENT" in Part A of Schedule 1 (THE ORIGINAL BANKS).

        "REVOLVING FACILITY" means the multicurrency revolving loan facility granted to the Borrowers in this Agreement.

        "REVOLVING LOAN" means, at any time, the aggregate principal amount of the outstanding Revolving Advances.

        "REVOLVING TERMINATION DATE" means the earlier of: (a) the day which is 60 months after the date hereof subject to the prior cancellation of the Revolving Facility in accordance with the terms of this Agreement and
        (b) the day which is 3 months prior to the maturity date for the New Convertible Bonds.

        "REXALL SUNDOWN" means Rexall Sundown, Inc., a Florida corporation.

        "ROLLOVER ADVANCE" means a Revolving Advance which is used to refinance a maturing Revolving Advance and which is in the same or a lesser amount and the same currency as such maturing Revolving Advance and is to be drawn on the day such maturing Revolving Advance is to be repaid.

        "SUBSEQUENT PARTICIPANT" means a member state that adopts the euro as its lawful currency after 1 January 1999.

        "SYNDICATION AGREEMENT" means the syndication agreement substantially in the form set out in Schedule 12 (FORM OF SYNDICATION AGREEMENT).

        "SYNDICATION DATE" means the earlier of:

        (a) the date that the Facility Agent notifies the Parent and the Finance Parties that primary syndication of the Facilities has been completed; and

        (b)       31 December 2000.

        "TARGET DAY" means a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer Systems is open for settlement of payment in euros.

        "TERM" means, save as otherwise provided herein, in relation to any Revolving Advance, the period for which such Revolving Advance is borrowed, as specified in the Notice of Drawdown relating thereto.

        "TERM ADVANCE" means a Term A Advance or a Term B Advance.

        "TERM A ADVANCE" means an advance (as from time to time consolidated, divided or reduced by repayment) made or to be made by the Banks under the Term A Facility.

        "TERM A AVAILABILITY PERIOD" means, in relation to the Term A Facility, the period from and including the date hereof to and including the earlier of (a) the day which is five months after the date hereof and
        (b) the first Business Day on which the Available Term A Commitment of each of the Banks is zero.

        "TERM A COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, the amount set opposite its name under the heading "TERM A COMMITMENT" in Part A of Schedule 1 (THE ORIGINAL BANKS).

        "TERM A FACILITY" means the euro term loan facility granted to the Borrowers in this Agreement.

        "TERM A LOAN" means, at any time, the aggregate principal amount of outstanding Term A Advances.

        "TERM A REPAYMENT DATE" means the date which is 364 days after the date hereof or such later date as may be determined in accordance with the provisions of Clause 3.5 (EXTENSION OF TERM A FACILITY) PROVIDED THAT if such date is not a Business Day, it shall be deemed to be the preceding Business Day.

        "TERM B ADVANCE" means an advance (as from time to time consolidated, divided or reduced by repayment) made or to be made by the Banks under the Term B Facility.

        "TERM B AVAILABILITY PERIOD" means, in relation to the Term B Facility, the period from and including the date hereof to and including the earlier of (a) the day which is five months after the date hereof and
        (b) the first Business Day on which the Available Term B Commitment of each of the Banks is zero.

        "TERM B COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, the amount set opposite its name under the heading "TERM B COMMITMENT" in Part A of Schedule 1 (THE ORIGINAL BANKS).

        "TERM B FACILITY" means the multicurrency term loan facility granted to the Borrowers in this Agreement.

        "TERM B LOAN" means, at any time, the aggregate principal amount of outstanding Term B Advances.

        "TERM B REPAYMENT DATE" means each of the dates specified in Clause 11.2 (REPAYMENT OF TERM B FACILITY) PROVIDED THAT if such date is not a Business Day, it shall be deemed to be the preceding Business Day.

        "TERM FACILITIES" means the Term A Facility and the Term B Facility.

        "TOTAL COMMITMENTS" means, at any time, the aggregate of the Banks' Commitments.

        "TOTAL NET DEBT" means Total Senior Net Debt, but including the principal face amount of the Convertible Bonds and all subordinated debt.

        "TRANSFER CERTIFICATE" means a certificate substantially in the form set out in Schedule 2 (FORM OF TRANSFER CERTIFICATE) signed by a Bank and a Transferee under which:

        (a) such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank's rights, benefits and obligations under the Finance Documents upon and subject to the terms and conditions set out in Clause 34.3 (ASSIGNMENTS AND TRANSFERS BY BANKS); and

        (b) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Facility Agent as contemplated in Clause 34.5 (TRANSFERS BY BANKS).

        "TRANSFER DATE" means, in relation to any Transfer Certificate, the date for the making of the transfer as specified in such Transfer Certificate.

        "TRANSFEREE" means a person to which a Bank seeks to transfer by novation all or part of such Bank's rights, benefits and obligations under the Finance Documents.

        "TREATY ON EUROPEAN UNION" means the Treaty of Rome of 25 March 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on 7 February 1992 and came into force on 1 November 1993).

        "UNPAID SUM" means the unpaid balance of any of the sums referred to in Clause 27.1 (DEFAULT INTEREST PERIODS).

1.2     INTERPRETATION
        Any reference in this Agreement to:

        the "FACILITY AGENT" or any "BANK" shall be construed so as to include its and any subsequent successors and permitted transferees in accordance with their respective interests;

        "CONTINUING", in relation to an Event of Default, shall be construed as a reference to an Event of Default which has not been waived in accordance with the terms hereof and, in relation to a Potential Event of Default, one which has not been remedied within the relevant grace period or waived in accordance with the terms hereof;

        the "EQUIVALENT" on any date in one currency (the "FIRST CURRENCY") of an amount denominated in another currency (the "SECOND CURRENCY") is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the spot rate of exchange quoted by the Facility Agent at or about 11.00 a.m. on such date for the purchase of the first currency with the second currency;

        a "HOLDING COMPANY" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

        "INDEBTEDNESS" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

        a "LAW" shall be construed as any law (including common or customary law), statute, constitution, decree, judgment, treaty, regulation, directive, bye-law, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court;

        a "MEMBER STATE" shall be construed as a reference to a member state of the European Union;

        a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that:

        (a) if any such numerically corresponding day is not a Business Day, such period shall end on the immediately succeeding Business Day to occur in that next succeeding calendar month or, if none, it shall end on the immediately preceding Business Day; and

        (b) if there is no numerically corresponding day in that next succeeding calendar month, that period shall end on the last Business Day in that next succeeding calendar month,

        (and references to "MONTHS" shall be construed accordingly);

        a "PERSON" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

        the "RELEVANT INTERBANK MARKET" is a reference to:

        (a)       in relation to the euro, the European interbank market; or

        (b) in relation to any other currency, the London interbank market;

        the "RELEVANT INTERBANK RATE" is a reference to:

        (a)       in relation to the euro, EURIBOR; or

        (b)       in relation to any other currency, LIBOR;

        "REPAY" (or any derivative form thereof) shall, subject to any contrary indication, be construed to include "PREPAY" (or, as the case may be, the corresponding derivative form thereof);

        a "SUBSIDIARY" means, in respect of a company or corporation, any company or corporation in which the first company or corporation:

        (a) holds, directly or indirectly, a majority of the voting rights;

        (b) is a member and has the right to appoint or remove a majority of its board of directors;

        (c) is a member and controls, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it;

        or which is a subsidiary of another company or corporation which is itself a subsidiary of the first company or corporation.

        a "SUCCESSOR" shall be construed so as to include an assignee or successor in title of such party and any person who under the laws of its jurisdiction of incorporation or domicile has assumed the rights and obligations of such party under this Agreement or to which, under such laws, such rights and obligations have been transferred;

        "TAX" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

        "VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time;

        a "WHOLLY-OWNED SUBSIDIARY" of a company or corporation shall be construed as a reference to any company or corporation which has no other members except that other company or corporation and that other company's or corporation's wholly-owned subsidiaries or persons acting on behalf of that other company or corporation or its wholly-owned subsidiaries; and

        the "WINDING-UP", "DISSOLUTION" or "ADMINISTRATION" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

1.3     CURRENCY SYMBOLS AND DEFINITIONS
        1.3.1 "EURO" and "EUR" means the single currency unit of the European Union as constituted by the Treaty on European Union as referred to in EMU Legislation and "EURO UNIT" means the currency unit of the euro as defined in EMU Legislation.

        1.3.2 "$" and "DOLLARS" denote lawful currency of the United States of America.

        1.3.3 "POUNDS STERLING" denotes lawful currency of the United Kingdom of Great Britain and Northern Ireland.

1.4     AGREEMENTS AND STATUTES
        Any reference in this Agreement to:

        1.4.1 this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented; and

        1.4.2 a statute or treaty shall be construed as a reference to such statute or treaty as the same may have been, or may from time to time be, amended or, in the case of a statute, re-enacted.

1.5     HEADINGS
        Clause and Schedule headings are for ease of reference only.

1.6     TIME
        Any reference in this Agreement to a time of day shall, unless a contrary indication appears, be a reference to London time.

2.      THE FACILITIES

2.1     GRANT OF THE FACILITIES
        The Banks grant to the Borrowers, upon the terms and subject to the conditions hereof:

        2.1.1 a 364 day extendable euro A term loan facility in an aggregate amount of euro 1,000,000,000;

        2.1.2 a multicurrency B term loan facility in an aggregate amount of $1,150,000,000 or its equivalent from time to time in Optional Currencies; and

        2.1.3 a multicurrency revolving loan facility in an aggregate amount of $300,000,000 or its equivalent from time to time in euros and pounds sterling.

2.2     PURPOSE AND APPLICATION
        The Facilities are intended for the following purposes:

        2.2.1     to finance the Acquisition;

        2.2.2 to refinance existing indebtedness of the Parent and its subsidiaries and Rexall Sundown and its subsidiaries; and

        2.2.3 for general corporate purposes (including, but not limited to, the refinancing of the Dutch operating subsidiaries of the Parent),

        and, accordingly, each Borrower shall apply all amounts raised by it hereunder in or towards satisfaction of these purposes and none of the Finance Parties shall be obliged to concern themselves with such application.

2.3     CONDITIONS PRECEDENT
        Save as the Banks may otherwise agree, none of the Borrowers may deliver any Notice of Drawdown unless the Facility Agent has confirmed to the Parent and the Original Banks that it has received all of the documents and other evidence listed in Schedule 3 (CONDITIONS PRECEDENT) and that each is, in form and substance, satisfactory to the Facility Agent.

2.4     BANKS' OBLIGATIONS SEVERAL
        The obligations of each Bank are several and the failure by a Bank to perform its obligations hereunder shall not affect the obligations of an Obligor towards any other party hereto nor shall any other party be liable for the failure by such Bank to perform its obligations hereunder.

2.5     BANKS' RIGHTS SEVERAL
        The rights of each Bank are several and any debt arising hereunder at any time from an Obligor to any of the other parties hereto shall be a separate and independent debt. Each such party shall be entitled to protect and enforce its individual rights arising out of this Agreement independently of any other party (so that it shall not be necessary for any party hereto to be joined as an additional party in any proceedings for this purpose).

2.6     SYNDICATION
        2.6.1 The parties confirm that, at the date of this Agreement, the Facilities are being made available by the relevant Original Banks with the intention (but not the obligation) that the Arrangers should co-ordinate the primary syndication of the Facilities ("SYNDICATION").

        2.6.2 Prior to the Syndication Date, no Bank may assign or transfer, or deliver a Transfer Certificate in respect of, all or any part of its rights or obligations under any Finance Document without the prior consent of the Arrangers.

        2.6.3 Each Obligor acknowledges that Syndication will take place and undertakes to assist and co-operate with the Arrangers in Syndication until the Syndication Date in such manner and to such extent as the Arrangers may from time to time reasonably request including, without limitation, by:

                  (a) selecting co-terminous Interest Periods and Terms in relation to Advances having a duration selected by the Agent, but not longer than one month, in respect of all Advances until the Syndication Date; and

                  (b) entering into the Syndication Agreement with proposed new Banks (incorporating any minor amendments to the Finance Documents as may be reasonably requested by the proposed new Banks and agreed to by the Arrangers (in consultation with the Parent), but nothing in this sub-clause 2.6.3(b) will require the Parent to agree to any amendment which may prejudice any Obligor in any way).

3.      UTILISATION OF THE TERM FACILITIES

3.1     DRAWDOWN CONDITIONS FOR TERM A ADVANCES
        A Term A Advance will be made by the Banks to a Borrower if:

        3.1.1 not later than 10.00 a.m. (Amsterdam time) on the fourth Business Day (or second Business Day with regard to the initial Term A Advance) before the proposed date for the making of such Term A Advance, the Facility Agent has received a completed Notice of Drawdown from such Borrower;

        3.1.2 the proposed date for the making of such Term A Advance is a Business Day within the Term A Availability Period;

        3.1.3 the proposed amount of such Term A Advance is (a) (if less than the Available Term A Facility) an amount not less than euro 100,000,000 and an integral multiple thereof or (b) equal to the amount of the Available Term A Facility;

        3.1.4 there would not, immediately after the making of such Term A Advance, be more than 3 Term A Advances outstanding; and

        3.1.5 on and as of the proposed date for the making of such Term A Advance (a) no Event of Default or Potential Event of Default is continuing and (b) the Repeated Representations are true in all material respects.

3.2     DRAWDOWN CONDITIONS FOR TERM B ADVANCES
        A Term B Advance (which may be in dollars or an Optional Currency) will be made by the Banks to a Borrower if:

        3.2.1 not later than 10.00 a.m. (Amsterdam time) on the fourth Business Day (or second Business Day with regard to the initial Term B Advance) before the proposed date for the making of such Term B Advance, the Facility Agent has received a completed Notice of Drawdown from such Borrower;

        3.2.2 the proposed date for the making of such Term B Advance is a Business Day within the Term B Availability Period;

        3.2.3 the proposed amount and currency of such Term B Advance is (a) (if less than the Available Term B Facility) an amount not less than US$100,000,000 and an integral multiple of US$50,000,000 (or if the currency selected is an Optional Currency, its equivalent) or (b) equal to the amount of the Available Term B Facility;

        3.2.4 there would not, immediately after the making of such Term B Advance, be more than 3 Term B Advances outstanding; and

        3.2.5 on and as of the proposed date for the making of such Term B Advance (a) no Event of Default or Potential Event of Default is continuing and (b) the Repeated Representations are true in all material respects.

3.3     EACH BANK'S PARTICIPATION IN TERM ADVANCES
        Each Bank will participate through its Facility Office in each Term Advance made pursuant to Clause 3.1 (DRAWDOWN CONDITIONS FOR TERM A ADVANCES) and Clause 3.2 (DRAWDOWN CONDITIONS FOR TERM B ADVANCES) in the proportion borne by its Available Term Commitment to the Available Term Facilities immediately prior to the making of that Term Advance.

3.4     REDUCTION OF AVAILABLE TERM COMMITMENT
        If a Bank's Available Term Commitment is reduced in accordance with the terms hereof after the Facility Agent has received the Notice of Drawdown for a Term Advance and such reduction was not taken into account in the Available Term Facilities, then both the amount of that Term A Advance or, as the case may be, the Original Dollar Amount of that Term B Advance shall be reduced accordingly.

3.5     EXTENSION OF TERM A FACILITY
        The Parent shall be entitled to request one extension of the Term A Facility for a period of 364 days by giving notice to the Facility Agent (an "EXTENSION REQUEST") not later than ten days before the Term A Repayment Date. The Extension Request shall be made in writing and shall be unconditional and irrevocable. The Facility Agent shall forward a copy of the Extension Request (if any) to the Banks as soon as practicable after receipt thereof. Upon receipt of the Extension Request, the Term A Repayment Date shall be extended by 364 days provided that no Extension Request may be delivered if there is an Event of Default continuing at such time, and the Term

        A Repayment Date shall not be so extended if on such date there is an Event of Default continuing.

4.      MULTICURRENCY OPTION

4.1     BORROWER'S REQUEST FOR OPTIONAL CURRENCY
        The Borrower to which a Term B Advance has been or is to be made may, not less than four Business Days' before the first day of an Interest Period, request (by notice to the Facility Agent) that any Term B Advance be denominated in any relevant Optional Currency during such Interest Period, in which event such Term B Advance shall, subject to Clause 4.2 (CONDITIONS FOR DENOMINATING A TERM B ADVANCE IN AN OPTIONAL CURRENCY), be denominated in such Optional Currency. If the relevant Borrower does not make such a request, each Term B Advance shall be denominated in the currency in which it was denominated during the preceding Interest Period.

4.2     CONDITIONS FOR DENOMINATING A TERM B ADVANCE IN AN OPTIONAL CURRENCY
        If a Term B Advance is to be denominated in an Optional Currency during any Interest Period relating thereto, but:

        4.2.1 no later than one hour after the time at which the rate is to be determined on the Quotation Date for such Interest Period, the Facility Agent notifies the Borrowers' Agent and the Banks that the Facility Agent is of the opinion that it is not feasible for such Term B Advance to be made in such Optional Currency or, as the case may be, denominated in such Optional Currency; or

        4.2.2 to give effect to such request would cause the Loan to be denominated in more than two Optional Currencies,

        the Facility Agent shall notify the relevant Borrower and the Banks and such Term B Advance shall be denominated in dollars in an amount equal to the Original Dollar Amount.

4.3     AMOUNTS OF TERM B ADVANCES
        The amount of a Term B Advance during an Interest Period relating thereto (in determining which it shall be assumed that any part of such Term B Advance falling to be repaid on or before the last day of the preceding Interest Period, if any, relating thereto is duly repaid) shall be:

        4.3.1 the Dollar Amount of such Term B Advance if such Term B Advance is to be denominated in dollars during such Interest Period; or

        4.3.2 if such Term B Advance is to be denominated in an Optional Currency, the amount of such Optional Currency which could be purchased with the Dollar Amount of such Term B Advance at the spot rate of exchange quoted by the Facility Agent at or about
                  11.00 a.m. on the third Business Day preceding the first day of such Interest Period for the purchase of such Optional Currency with dollars,

        PROVIDED THAT if a Term B Advance is to be denominated in the same Optional Currency during two successive Interest Periods and the amount of such Term B Advance, calculated in accordance with sub-clause 4.3.2, is no more than 5% higher or lower than its Existing Amount, its New Amount shall be its Existing Amount.

4.4     CURRENCY CHANGE
        If a Term B Advance is to be denominated in different currencies during two successive Interest Periods, then, on the last day of the first of those Interest Periods:

        4.4.1 each Bank shall pay an amount equal to its portion of the New Amount of such Term B Advance to the Facility Agent, who shall hold the same on behalf of such Bank;

        4.4.2     the Facility Agent shall:

                  (a) apply the amount so made available to it by each Bank in or towards the purchase of such Bank's portion of the Existing Amount of such Term B Advance and pay the amount so purchased to such Bank; and

                  (b) pay any portion of the amount made available to it by the Banks and not applied in accordance with sub-clause 4.4.2(a) to the relevant Borrower or, if an Event of Default shall have occurred and the Facility Agent or an Instructing Group so determines, to the Banks, any amount so paid to the Banks being treated as if it were a prepayment made by the relevant Borrower under Clause
                        13.2 (PREPAYMENT OF THE TERM LOAN); and

        4.4.3 the relevant Borrower shall pay to the Facility Agent for the account of each Bank a sum equal to the amount (if any) by which such Bank's share of the Existing Amount of such Term B Advance exceeds the portion thereof purchased by the Facility Agent pursuant to sub-clause 4.4.2(a).

4.5     SAME CURRENCY
        If a Term B Advance is to be denominated in the same Optional Currency during two successive Interest Periods and there is any difference between the Existing Amount of such Term B Advance and its New Amount, then, on the last day of the first of those Interest Periods:

        4.5.1 if the Existing Amount of such Term B Advance exceeds its New Amount, the relevant Borrower shall pay to the Facility Agent for the account of the Banks an amount equal to the amount of such excess; or

        4.5.2     if the New Amount of such Term B Advance exceeds its Existing
                  Amount:

                  (a) each Bank shall pay to the Facility Agent for the account of the relevant Borrower an amount equal to its portion of the amount of such excess; or

                  (b) if an Event of Default shall have occurred and the Facility Agent or an Instructing Group so determines, no such payments shall be made and a sum equal to the aggregate amount which would have been so payable shall be treated as having been prepaid by the relevant Borrower under Clause 13.2 (PREPAYMENT OF THE TERM LOAN).

5.      INTEREST PERIODS FOR TERM ADVANCES

5.1     INTEREST PERIODS
        The period for which a Term Advance is outstanding shall be divided into successive periods each of which (other than the first, which shall begin on the day such Term Advance is made) shall start on the last day of the preceding such period.

5.2     DURATION
        Subject to the provisions of Clause 2.6 (SYNDICATION), the duration of each Interest Period shall, save as otherwise provided herein, be one, two, three or six months (or nine months with the prior consent of the Facility Agent), in each case as the Borrower to which such Term Advance is made may by not less than four Business Days' prior notice to the Facility Agent select (or such other period as the Banks may agree), PROVIDED THAT:

        5.2.1 if such Borrower fails to give such notice of its selection in relation to an Interest Period, the duration of that Interest Period shall, subject to sub-clause 5.2.2, be one month; and

        5.2.2 no Interest Period shall extend beyond a Term A Repayment Date or Term B Repayment Date, as the case may be.

5.3     CONSOLIDATION OF TERM ADVANCES
        If two or more Interest Periods relating to Term A Advances or Term B Advances made to the same Borrower and denominated in the same currency end at the same time, then unless that Borrower (or the Borrowers' Agent on its behalf) specifies to the contrary, on the last day of those Interest Periods, the Term A Advances or, as the case may be, Term B Advances to which they relate shall be consolidated into and treated as a single Term A Advance or, as the case may be, a single Term B Advance, unless such consolidation shall not allow for the repayments required under Clause 11.2 (REPAYMENT OF TERM B FACILITY).

5.4     DIVISION OF TERM ADVANCES
        The Borrower to which such Term Advance is made may, by not less than four Business Days' prior notice to the Facility Agent, direct that any Term Advance shall, at the beginning of any Interest Period relating thereto, be divided into (and thereafter, save as otherwise provided herein, treated in all respects as) two or more Term Advances having such amount, in the case of a Term A Advance, or such Original Dollar Amounts in the case of a Term B Advance (in aggregate, equalling the Dollar Amount of the Term B Advance being so divided) as shall be specified by such Borrower in such notice, PROVIDED THAT such Borrower shall not be entitled to make such a direction if:

        5.4.1 as a result of so doing, there would be more than six outstanding Term Advances; or

        5.4.2 any Term Advance thereby coming into existence would have an amount of less than euro 100,000,000 if a Term A Advance and an Original Dollar Amount of $100,000,000 if a Term B Advance.

5.5     CONSOLIDATED AND DIVIDED TERM ADVANCES
        For the purpose of Clause 4 (MULTICURRENCY OPTION), a Term B Advance which comes into existence upon the consolidation of two or more existing Term B Advances or the division of an existing Term B Advance shall be treated as having existed prior to the date on which it comes into existence and:

        5.5.1 in the case of a consolidated Term B Advance, having an amount equal to the aggregate of the amounts of the Term B Advances so consolidated; and

        5.5.2 in the case of a divided Term B Advance, having an amount equal to the portion of the Term B Advance so divided which bears the same proportion to the amount of the Term B Advance so divided as the Dollar Amount of the Term B Advance coming into existence bears to the Dollar Amount of the Term B Advance so divided.

6.      PAYMENT AND CALCULATION OF INTEREST ON TERM ADVANCES

6.1     PAYMENT OF INTEREST
        On the last day of each Interest Period (and, if the Interest Period of such Term Advance exceeds six months, on the expiry of each period of six months during such Interest Period) the Borrower to which such Term Advance has been made shall pay accrued interest on the Term Advance to which such Interest Period relates.

6.2     CALCULATION OF INTEREST
        The rate of interest applicable to a Term Advance from time to time during an Interest Period relating thereto shall be the rate per annum which is the sum of:

        6.2.1     the Margin at the relevant time;

        6.2.2     the Mandatory Cost Rate; and

        6.2.3     the relevant interbank rate set out below:

                  (a)    in relation to a Term A Advance, EURIBOR; or

                  (b) in relation to a Term B Advance denominated in euros, EURIBOR, and if denominated in any currency other than euro, LIBOR.

6.3 Interest is to be computed on a 360 day basis for dollars, euros and Optional Currencies (except for pounds sterling where it will be calculated on a 365 day basis) and the number of actual days elapsed.

7.      UTILISATION OF THE REVOLVING FACILITY

7.1     DRAWDOWN CONDITIONS FOR REVOLVING ADVANCES
        A Revolving Advance (which may be in dollars, euros or pounds sterling) will be made by the Banks to a Borrower if:

        7.1.1 not later than 10.00 a.m. (Amsterdam time) four Business Days (or two Business Days with regard to the initial Revolving Advance) before the proposed date for the making of such Revolving Advance, the Facility Agent has received a completed Notice of Drawdown from such Borrower;

        7.1.2 the proposed date for the making of such Revolving Advance is a Business Day falling one month or more before the Revolving Termination Date;

        7.1.3     the proposed amount and currency of such Revolving Advance is
                  (a) (if less than the Available Revolving Facility) an amount not less than $25,000,000 and an integral multiple of $5,000,000 (or, if the currency selected is an Optional Currency, its equivalent) or (b) equal to the amount of the Available Revolving Facility;

        7.1.4 the proposed Term of the Revolving Advance requested is a period of one, two, three or six months (or nine or twelve months with the prior consent of the Facility Agent) or such other period as the Banks may agree in each case ending on or before the Revolving Termination Date;

        7.1.5 there would not, immediately after the making of such Revolving Advance, be more than 10 Revolving Advances outstanding; and

        7.1.6 on and as of the proposed date for the making of such Revolving Advance, (a) no Event of Default or (save in relation to a Rollover Advance) Potential Event of Default is continuing and (b) the Repeated Representations are true in all material respects, then, save as otherwise provided herein, such Revolving Advance will be made in accordance with the provisions hereof.

7.2     CONDITIONS FOR DRAWING A REVOLVING ADVANCE IN AN OPTIONAL CURRENCY
        If a Borrower requests that a Revolving Advance be denominated in an Optional Currency but no later than one hour after the time at which the rate is to be determined on the Quotation Date for such Revolving Advance, the Facility Agent notifies the Borrower's Agent and the Banks that the Facility Agent is of the opinion that it is not feasible for such Revolving Advance to be denominated in such Optional Currency the Facility Agent shall notify the Borrower's Agent and the Banks and such Revolving Advance shall be denominated in dollars.

7.3     EACH BANK'S PARTICIPATION IN REVOLVING ADVANCES
        Each Bank will participate through its Facility Office in each Revolving Advance made pursuant to this Clause 7 in the proportion borne by its Available Revolving Commitment to the Available Revolving Facility immediately prior to the making of that Revolving Advance.

7.4     REDUCTION OF AVAILABLE REVOLVING COMMITMENT
        If a Bank's Revolving Commitment is reduced in accordance with the terms hereof after the Facility Agent has received the Notice of Drawdown for a Revolving Advance and such reduction was not taken into account in the Available Revolving Facility, then both the Original Dollar Amount and the amount of that Revolving Advance shall be reduced accordingly.

8.      PAYMENT AND CALCULATION OF INTEREST ON REVOLVING ADVANCES

8.1     PAYMENT OF INTEREST
        On the Repayment Date relating to each Revolving Advance (and, if the Term of such Revolving Advance exceeds six months, on the expiry of each period of six months during such Term) the Borrower to which such Revolving Advance has been made shall pay accrued interest on that Revolving Advance.

8.2     CALCULATION OF INTEREST
        The rate of interest applicable to a Revolving Advance from time to time during its Term shall be the rate per annum which is the sum of:

        8.2.1     the Margin;

        8.2.2     the Mandatory Cost Rate; and

        8.2.3     the relevant interbank rate set out below:

                  (a) in relation to a Revolving Advance denominated in dollars or any currency other than euro, LIBOR; or

                  (b) in relation to a Revolving Advance denominated in euro, EURIBOR.


9.      MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES

9.1     MARKET DISRUPTION If, in relation to any Advance:

        9.1.1 the relevant interbank rate is to be determined by reference to Reference Banks and at or about the time at which the rate is to be determined on the Quotation Date for the relevant Interest Period or Term none or only one of the Reference Banks supplies a rate for the purpose of determining the relevant interbank rate for the relevant Interest Period or Term; or

        9.1.2 before the close of business in London on the Quotation Date for such Advance the Facility Agent has been notified by a Bank or each of a group of Banks to whom in aggregate 50% or more of such Advance is owed (or, in the case of an undrawn Advance, if made, would be owed) that the relevant interbank rate does not accurately reflect the cost of funding its participation in such Advance, then, the Facility Agent shall notify the Parent, the relevant Borrower and the Banks of such event and, notwithstanding anything to the contrary in this Agreement, Clause 9.2 (SUBSTITUTE INTEREST PERIOD AND INTEREST RATE) shall apply to such Advance (if it is a Term Advance which is already outstanding or a Rollover Advance). If sub-clause 9.1.1 or 9.1.2 applies to a proposed Advance, the relevant Borrower may elect to have the Advance made on the basis of Clause 9.2 (SUBSTITUTE INTEREST PERIOD AND INTEREST RATE) or, if the relevant Borrower does not so elect by notice to the Facility Agent within 1 hour of receipt of the notice from the Facility Agent pursuant to this Clause 9.1 such Advance shall not be made.

9.2     SUBSTITUTE INTEREST PERIOD AND INTEREST RATE
        If sub-clause 9.1.1 of Clause 9.1 (MARKET DISRUPTION) applies to an Advance, the duration of the relevant Interest Period or Term shall be one month or, if less, such that it shall end on the next Term Repayment Date (in the case of a Term Advance) or the Revolving Termination Date (in the case of a Revolving Advance). If either sub-clause 9.1.1 or
        9.1.2 of Clause 9.1 (MARKET DISRUPTION) applies to an Advance the rate of interest applicable to such Advance during the relevant Interest Period or Term shall (subject to any agreement reached pursuant to Clause 9.3 (ALTERNATIVE RATE)) be the rate per annum which is the sum of:

        9.2.1     the Margin at such time;

        9.2.2     the Mandatory Cost Rate in respect thereof at such time; and

        9.2.3 the rate per annum determined by the Facility Agent to be the arithmetic mean (rounded upwards to four decimal places) of the rates notified by each Bank to the Facility Agent before the last day of such Interest Period or Term to be those which express as a percentage rate per annum the cost to each Bank of funding from whatever sources it may reasonably select its portion of such Advance during such Interest Period or Term.

9.3     ALTERNATIVE RATE
        If either of those events mentioned in sub-clauses 9.1.1 and 9.1.2 of Clause 9.1 (MARKET DISRUPTION) occurs in relation to an Advance, then if the Facility Agent or the Parent so requires, the Facility Agent and the Parent shall enter into negotiations with a view to agreeing a substitute basis (i) for determining the rates of interest from time to time applicable to the Advances and/or (ii) upon which the Advances may be maintained (whether in euros, dollars or some other currency) thereafter and any such substitute basis that is agreed shall take effect in accordance with its terms and be binding on each party hereto, PROVIDED THAT the Facility Agent may not agree any such substitute basis without the prior consent of each Bank.

10.     NOTIFICATION

10.1    ADVANCES
        Not less than three Business Days before the first day of an Interest Period or Term, the Facility Agent shall notify each Bank of the Facility that is to be utilised, the name of the Borrower, the proposed amount or Dollar Amount of the relevant Advance (if applicable), the proposed length of the relevant Interest Period or Term, whether or not such Advance is to be denominated in an Optional Currency (and, if so, the amount of such Advance in the relevant Optional Currency) and the aggregate principal amount of the relevant Advance allocated to such Bank pursuant to Clause 3.3 (EACH BANK'S PARTICIPATION IN TERM ADVANCES) or Clause 7.3 (EACH BANK'S PARTICIPATION IN REVOLVING ADVANCES).

10.2    INTEREST RATE DETERMINATION
        The Facility Agent shall promptly notify the relevant Borrower and the Banks of each determination of a relevant interbank rate and the Mandatory Cost Rate.

10.3    CHANGES TO ADVANCES OR INTEREST RATES
        The Facility Agent shall promptly notify the relevant Borrower and the Banks of any change to (a) the proposed currency of an Advance occasioned by the operation of Clause 4.2 (CONDITIONS FOR DENOMINATING A TERM B ADVANCE IN AN OPTIONAL CURRENCY) or Clause 7.2 (CONDITIONS FOR DRAWING A REVOLVING ADVANCE IN AN OPTIONAL CURRENCY), (b) the proposed length of an Interest Period or Term or (c) any interest rate occasioned by the operation of Clause 9 (MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES).

11.     REPAYMENT OF THE TERM FACILITIES

11.1    REPAYMENT OF TERM A FACILITY
        Each Borrower shall repay its share of the Term A Loan in full on the Term A Repayment Date.

11.2    REPAYMENT OF TERM B FACILITY
        Each Borrower shall repay its share of the Term B Loan as set out below:

       TERM B REPAYMENT  DATE                                         TERM B FACILITY REPAYMENT AMOUNT ($)
       2 June 2001                                                                             225,000,000

       2 December 2001                                                                         112,500,000

       2 June 2002                                                                             112,500,000

       2 December 2002                                                                         112,500,000

       2 June 2003                                                                             112,500,000

       2 December 2003                                                                         112,500,000

       2 June 2004                                                                             112,500,000





       2 December 2004                                                                         125,000,000

       Final Maturity Date                                                                     125,000,000

12.     REPAYMENT OF THE REVOLVING FACILITY

        Each Borrower to which a Revolving Advance has been made shall repay the Revolving Advance made to it in full on the Repayment Date relating thereto, but in any case not later than the Final Maturity Date.

13.     CANCELLATION AND PREPAYMENT

13.1    CANCELLATION OF THE TERM FACILITIES
        The Parent may, by giving to the Facility Agent not less than five Business Days' prior notice to that effect, cancel the whole or any part (being an amount not less than euro 100,000,000 and an integral multiple thereof for the Term A Facility, and being an amount not less than $100,000,000 and an integral multiple of $50,000,000 for the Term B Facility) of the Available Term A Facility or, as the case may be, Available Term B Facility. Any such cancellation shall reduce the Available Term A Commitments or, as the case may be, Available Term B Commitments, and Term A Commitments or, as the case may be, Term B Commitments, of the Banks rateably. On the last day of the Term A Availability Period and Term B Availability Period respectively each Bank's Available Term A Commitment and Available Term B Commitment respectively shall be automatically cancelled.

13.2    PREPAYMENT OF THE TERM LOAN
        The Borrower to which a Term Advance has been made may, if it has given to the Facility Agent not less than five Business Days' prior notice to that effect, but subject to Clause 27.4 (BREAK COSTS), prepay the whole of any Term Advance or any part of any Term Advance selected by the Borrower (being an amount such that the amount of such Term Advance will be reduced by an amount not less than euro 100,000,000 and an integral thereof for the Term A Facility or, as the case may be, $100,000,000 and an integral multiple of $50,000,000 for the Term B Facility) on the last day of any Interest Period relating to that Term Advance which ends after the last day of the Term A Availability Period or the Term B Availability Period as the case may be.

13.3    CANCELLATION OF THE REVOLVING FACILITY
        The Parent may, by giving to the Facility Agent not less than five Business Days' prior notice to that effect, cancel the whole or any part (being an amount not less than $25,000,000 and an integral multiple of $5,000,000) of the Available Revolving Facility. Any such cancellation shall reduce the Available Revolving Commitment and Revolving Commitment of each Bank rateably.

13.4    PREPAYMENT OF THE REVOLVING LOAN
        The Borrower to which a Revolving Advance has been made may, by giving to the Facility Agent not less than five Business Days prior notice to that effect, but subject to Clause 27.4 (BREAK COSTS), prepay the whole or any part of a Revolving Advance (being an amount such that the Dollar Amount of such Revolving Advance will be reduced by an amount not less than $10,000,000 and an integral multiple of $5,000,000).

13.5    NOTICE OF CANCELLATION OR PREPAYMENT
        Any notice of cancellation or prepayment given by a Borrower pursuant to this Clause 13 shall be irrevocable, shall specify the date upon which such cancellation or prepayment is to be made and the amount of such cancellation or prepayment and, in the case of a notice of prepayment, shall oblige the relevant Borrower to make such prepayment on such date.

13.6    REPAYMENT OF A BANK'S SHARE OF THE LOAN
        If:

        13.6.1 any sum payable to any Bank by an Obligor is required to be increased pursuant to Clause 14.1 (TAX GROSS-UP); or

        13.6.2    any Bank claims indemnification from the Parent under Clause
                  14.2 (TAX INDEMNITY) or Clause 16.1 (INCREASED COSTS),

        the Parent may, whilst such circumstance continues, give the Facility Agent at least ten Business Days' notice (which notice shall be irrevocable) of its intention to procure the repayment of such Bank's share of the Loan and at any time after the expiry of such notice but no later than the last day of each Interest Period or Term current at such expiry, each Borrower to which an Advance has been made shall repay such Bank's portion of the Advance to which such Interest Period or Term relates together with accrued interest and any other amounts outstanding under this Agreement.

13.7    NO FURTHER ADVANCES
        A Bank for whose account a repayment is to be made under Clause 13.6 (REPAYMENT OF A BANK'S SHARE OF THE LOAN) shall not be obliged to participate in the making of Advances on or after the date upon which the Facility Agent receives the Parent's notice of its intention to procure the repayment of such Bank's share of the Loan, and such Bank's Available Term A Commitment, Available Term B Commitment and Available Revolving Commitment shall be reduced to zero.

13.8    NO OTHER REPAYMENTS
        The Borrowers shall not repay all or any part of the Loan except at the times and in the manner expressly provided for in this Agreement.

13.9    NO REBORROWING OF THE TERM FACILITY
        None of the Borrowers shall be entitled to reborrow any amount of the Term Facilities which are repaid.

13.10   MANDATORY PREPAYMENT ON MERGER OR CHANGE OF CONTROL
        Other than in the case of the Merger, if the Parent merges with any other person, or one or more persons, acting either individually or in concert, obtain control of it:

        13.10.1 the Parent shall promptly notify the Facility Agent upon becoming aware of that event; and

        13.10.2 upon receipt of such notice referred to in sub-clause 13.10.1, the Facility Agent shall consult with the Parent and the Banks; and

        13.10.3 if, at the end of a period of 5 days following the commencement of such consultation, an Instructing Group so requires, the Facility Agent shall, by not less than 14 days notice to the Parent, cancel the Facilities and declare the outstanding Loan, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facilities will be cancelled and all such outstanding amounts will become immediately due and payable; and

        13.10.4 for the purposes of paragraph 13.10 "control" means, directly or indirectly:

                  (a)   having a majority of the voting rights; or

                  (b) having the right to appoint or remove a majority of its board of directors; or

                  (c) controlling, pursuant to an agreement with other shareholders or members or otherwise, a majority of the voting rights in it.

13.11   MANDATORY PREPAYMENT ON OCCURRENCE OF RELEVANT TRANSACTION
        13.11.1 From the date of this Agreement and while any Advance is outstanding the Parent shall apply (or shall procure that there are applied) the Net Proceeds of any Relevant Transaction in prepayment of each Term A Advance and each Term B Advance, as hereinafter described on the earlier of the next interest payment dates and the date six months after completion of a Relevant Transaction.

        13.11.2 Any prepayment under sub-clause 13.11.1 will be made at any time subject to the provisions of Clause 27.4 (BREAK COSTS).

        13.11.3 Notwithstanding sub-clause 13.11.1, the Parent shall only apply (or procure the application of) the Net Proceeds of any Relevant Transaction described in sub-clause 13.11.5(a)(i) if the aggregate Net Proceeds for any single disposal exceed euro 25,000,000 (or its equivalent) or if the aggregate Net Proceeds for all disposals in any calendar year exceed euro 100,000,000 (or its equivalent).

        13.11.4 The Borrower shall promptly notify the Facility Agent when the Net Proceeds of any Relevant Transaction exceed the amounts described in sub-clause 13.11.3 and shall provide the Facility Agent with documents detailing (to the extent reasonably required by the Facility Agent) the way in which the Net Proceeds have been calculated.

        13.11.5   For the purpose of this Clause:

                  (a)   "RELEVANT TRANSACTION" means:

                        (i) any disposal pursuant to Clauses 22.4.7 and 22.4.8 hereof of any member of the Group, or any assets of any member of the Group if the ratio of Total Net Debt as at the end of the most recent Relevant Period to EBITDA in respect of that Relevant Period is not less than 2.50:1 at the time of such disposal; or

                        (ii) the issuance of any debt capital markets instruments with a tenor in excess of 2 years (other than the New Convertible Bonds).

                  (b) "NET PROCEEDS" means the proceeds of a Relevant Transaction received by any member of the Group after the date of this Agreement together with, in the case of any disposal, any cash that is made available or released to any member of the Group as a result of any disposal less all amounts owed to prior ranking secured creditors, directly related expenses, taxes, reserves and provisions for payment of liabilities in respect of the applicable Relevant Transaction retained by the Group. For this purpose, "PROCEEDS" means cash or, in the case of a disposal, where the consideration received under that disposal by the relevant member of the Group is in the form of loan notes, redeemable preference shares (or similar instruments), the net amount in each case which is calculated by the Parent (on terms approved by the Facility Agent) to be the net present value of the principal par value of the relevant instrument on the date on which the relevant proceeds are required to be applied in accordance with Clause 13.11.1.

        13.11.6 Net Proceeds under Clause 13.11.5(a)(i) will be applied to prepay the Term B Loan in inverse order of maturity and then the Term A Loan and Net Proceeds under Clause 13.11.5(a)(ii) will be applied to prepay the Term A Loan and then the Term B Loan in inverse order of maturity.


14.     TAXES

14.1    TAX GROSS-UP
        All payments to be made by an Obligor to any Finance Party under the Finance Documents shall be made free and clear of and without deduction for or on account of tax unless such Obligor is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by such Obligor (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such deduction or withholding been made or required to be made.

14.2    TAX INDEMNITY
        Without prejudice to Clause 14.1 (TAX GROSS-UP), if any Finance Party is required to make any payment of or on account of tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for purposes of tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Parent shall, upon demand of the Facility Agent, promptly indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, PROVIDED THAT this Clause 14.2 shall not apply to:

        14.2.1 any tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated or, if different, the jurisdiction in which that Finance Party is treated as resident for tax purposes; or

        14.2.2 any tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which its Facility Office is located.

14.3    CLAIMS BY BANKS
        A Bank intending to make a claim pursuant to Clause 14.2 (TAX INDEMNITY) shall promptly notify the Facility Agent of the event giving rise to the claim, whereupon the Facility Agent shall notify the Parent thereof.


15.     TAX RECEIPTS

15.1    NOTIFICATION OF REQUIREMENT TO DEDUCT TAX
        If, at any time, an Obligor is required by law to make any deduction or withholding from any sum payable by it under the Finance Documents (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), such Obligor shall promptly notify the Facility Agent.

15.2    EVIDENCE OF PAYMENT OF TAX
        If an Obligor makes any payment under the Finance Documents in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Facility Agent for each Bank, within thirty days after it has made such payment to the applicable authority, an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of that Bank's share of such payment.

15.3    TAX CREDIT PAYMENT
        If an additional payment is made under Clause 14 (TAXES) by an Obligor for the benefit of any Finance Party and such Finance Party, in its sole discretion, determines that it has obtained (and has derived full use and benefit from) a credit against, a relief or remission for, or repayment of, any tax, then, if and to the extent that such Finance Party, in its sole opinion, determines that:

        15.3.1 such credit, relief, remission or repayment is in respect of or calculated with reference to the additional payment made pursuant to Clause 14 (TAXES); and

        15.3.2 its tax affairs for its tax year in respect of which such credit, relief, remission or repayment was obtained have been finally settled,

        such Finance Party shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to such Obligor such amount as such Finance Party shall, in its sole opinion, determine to be the amount which will leave such Finance Party (after such payment) in no worse after-tax position than it would have been in had the additional payment in question not been required to be made by such Obligor.

15.4    TAX AND OTHER AFFAIRS
        No provision of this Agreement shall interfere with the right of any Finance Party to arrange its tax or any other affairs in whatever manner it thinks fit, oblige any Finance Party to claim any credit, relief, remission or repayment in respect of any payment under Clause 14 (TAXES) in priority to any other credit, relief, remission or repayment available to it nor oblige any Finance Party to disclose any information relating to its tax or other affairs or any computations in respect thereof.

16.     INCREASED COSTS

16.1    INCREASED COSTS
        If, by reason of (a) any change in law or in its interpretation or administration and/or (b) compliance with any request or requirement relating to the maintenance of capital or any other request from or requirement of any central bank or other fiscal, monetary or other authority after the date hereof:

        16.1.1 a Bank or any holding company of such Bank is unable to obtain the rate of return on its capital which it would have been able to obtain but for such Bank's entering into or assuming or maintaining a commitment or performing its obligations under the Finance Documents;

        16.1.2 a Bank or any holding company of such Bank incurs a cost as a result of such Bank's entering into or assuming or maintaining a commitment or performing its obligations under the Finance Documents; or

        16.1.3 there is any increase in the cost to a Bank or any holding company of such Bank of funding or maintaining such Bank's share of the Advances or any Unpaid Sum, then the Parent shall, from time to time on demand of the Facility Agent, promptly pay to the Facility Agent for the account of that Bank amounts sufficient to indemnify that Bank or to enable that Bank to indemnify its holding company from and against, as the case may be, (i) such reduction in the rate of return of capital, (ii) such cost or (iii) such increased cost.

16.2    INCREASED COSTS CLAIMS
        16.2.1 A Bank intending to make a claim pursuant to Clause 16.1 (INCREASED COSTS) shall notify the Facility Agent of the event giving rise to such claim, whereupon the Facility Agent shall notify the Parent thereof.

        16.2.2 Each Bank shall, as soon as practicable after demand by the Facility Agent, provide a certificate confirming the amount of its claim pursuant to Clause 16.1 (INCREASED COSTS).

16.3    EXCLUSIONS
        Notwithstanding the foregoing provisions of this Clause 16, no Bank shall be entitled to make any claim under this Clause 16 in respect of:

        16.3.1    any cost, increased cost or liability as referred to in Clause
                  16.1 (INCREASED COSTS) to the extent the same is compensated by the Mandatory Cost Rate; or

        16.3.2 any cost, increased cost or liability compensated by Clause 14 (TAXES); or

        16.3.3 any cost, increased cost or liability attributable to the wilful breach by the relevant Bank of any law or regulation.


17.     ILLEGALITY

        If, at any time, it is or will become unlawful for a Bank to make, fund or allow to remain outstanding all or part of its share of the Advances, then that Bank shall, promptly after becoming aware of the same, deliver to the Parent through the Facility Agent a notice to that effect and:

        17.1.1 such Bank shall not thereafter be obliged to participate in the making of any Advances and the amount of its Available Term A Commitment, Available Term B Commitment and Available Revolving Commitment shall be immediately reduced to zero; and

        17.1.2 if the Facility Agent on behalf of such Bank so requires, the Parent shall procure that each Borrower which has drawn an Advance shall on such date as the Facility Agent shall have specified repay such Bank's share of any outstanding Advances together with accrued interest thereon and all other amounts owing to such Bank under the Finance Documents.


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18.     MITIGATION

        If, in respect of any Bank, circumstances arise which would or would upon the giving of notice result in:

        18.1.1 an increase in any sum payable to it or for its account pursuant to Clause 14.1 (TAX GROSS-UP);

        18.1.2 a claim for indemnification pursuant to Clause 14.2 (TAX INDEMNITY) or Clause 16.1 (INCREASED COSTS); or

        18.1.3 the reduction of its Available Commitment to zero or any repayment to be made pursuant to Clause 17 (ILLEGALITY),

        then, without in any way limiting, reducing or otherwise qualifying the rights of such Bank or the obligations of the Obligors under any of the Clauses referred to in sub-clauses 18.1.1, 18.1.2 and 18.1.3, such Bank shall promptly upon becoming aware of such circumstances notify the Facility Agent thereof and, in consultation with the Facility Agent and the Parent and to the extent that it can do so lawfully and without prejudice to its own position, take reasonable steps (including a change of location of its Facility Office or the transfer of its rights, benefits and obligations under the Finance Documents to another financial institution acceptable to the Parent and willing to participate in the Facility) to mitigate the effects of such circumstances, PROVIDED THAT such Bank shall be under no obligation to take any such action if, in the opinion of such Bank, to do so might have any adverse effect upon its business, operations or financial condition (other than any minor costs and expenses of an administrative nature).


19.     REPRESENTATIONS

        Each Obligor makes on its own behalf the representations and warranties set out in Clause 19.1 (LEGAL STATUS) to Clause 19.23 (ACQUISITION TERMS) in relation to it and, in addition, the Parent makes the representations set out therein in relation to the Group. The Original Obligors acknowledge that the Finance Parties have entered into this Agreement in reliance on those representations and warranties.

19.1    LEGAL STATUS
        It is a company duly incorporated and validly existing under the laws of the place of its incorporation.

19.2    CORPORATE POWERS
        It has power to own its assets and conduct its business as it is now being conducted. It, and in the case of the Offer Documents, Nutricia, also has power to sign and deliver those of the Finance Documents and Offer Documents to which it is party and to exercise its rights and perform its obligations under those Finance Documents and Offer Documents to which it is a party.


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19.3    AUTHORISATIONS
        The signature and delivery of those of the Finance Documents and Offer Documents to which it is a party (or, in the case of the Offer Documents, to which Nutricia is a party) and the exercise by it (or in the case of the Offer Documents, by Nutricia) of its rights and the performance of its obligations under those Finance Documents and Offer Documents have been duly authorised.

19.4    BINDING OBLIGATIONS
        Those of the Finance Documents and Offer Documents to which it is party (or, in the case of the Offer Documents, to which Nutricia is a party) have been duly signed and delivered by it. Its (and, in the case of the Offer Documents, Nutricia's) obligations described in those Finance Documents and Offer Documents to which it is party are its legal, valid, binding and, subject to the qualifications as to matters of law set out in those legal opinions referred to in Schedule 3 (CONDITIONS PRECEDENT), enforceable obligations.

19.5    LEGALITY AND CONTRAVENTIONS
        The signature and delivery of those of the Finance Documents and Offer Documents to which it is party (or, in the case of the Offer Documents, to which Nutricia is a party) and its (and, in the case of the Offer Documents, Nutricia's) exercise of rights and performance of obligations under those Finance Documents and Offer Documents:

        19.5.1 are not prohibited by law, regulation or order or by its constitutional documents;

        19.5.2 do not require any approval, filing, registration or exemption or if any approval, filing, registration or exemption is required and except where failure to obtain such approval, filing, registration or exemption would not have a Material Adverse Effect, it has been made or obtained in a timely manner and remains in full force and effect, or in the case of the application for advice, positive advice has been obtained; and

        19.5.3 are not prohibited by, and do not constitute an event of default under, any material document or arrangement to which it is a party (except the euro 1,400,000,000 Multicurrency Credit Facility dated 23 November 1999, which will be repaid with proceeds of the Advances) and do not result in an obligation to create an Encumbrance under any document or arrangement to which it is a party which would constitute a breach of Clause 22.3 (NEGATIVE PLEDGE).

19.6    BORROWING LIMIT
        The borrowing of the full amount available under the Finance Documents will not cause any limitation on the powers to borrow of any Borrower or on the powers to give a guarantee of any Guarantor or their respective directors to be exceeded.

19.7    NO EVENT OF DEFAULT OR POTENTIAL EVENT OF DEFAULT
        No Event of Default or Potential Event of Default has occurred and remains unremedied or unwaived and none will occur as a result of the exercise of its rights or the performance of its obligations under the Finance Documents.

19.8    RANKING AND OBLIGATIONS
        Its obligations under the Finance Documents will rank at least PARI PASSU in right and priority of payment with all its other present and future unsecured and unsubordinated indebtedness (actual or contingent), except for obligations mandatorily preferred by law applying to companies generally.

19.9    STAMP DUTY
        No stamp, registration or similar tax is payable, and no filing or registration is required, in connection with the execution, performance or enforcement of any Finance Document.

19.10   ACCOUNTS
        Its most recent financial statements (consolidated and audited in the case of the Parent) give a true and fair view of the financial condition of such Obligor or, as the case may be, the Group during the relevant financial year and were prepared in accordance with the relevant Generally Accepted Accounting Principles consistently applied except to the extent that the accompanying notes provide a description of a different treatment.

19.11   LITIGATION
        No member of the Group is involved in any court or arbitration proceedings nor is it aware that any proceedings of this kind are being considered or threatened by any other person (other than as previously disclosed to the Arrangers and Banks) which would or is reasonably likely to have a Material Adverse Effect.

19.12   NO DEFAULT
        No member of the Group is in breach of any law (including environmental law), order, regulation, agreement or arrangement applicable to it or any of its assets which in any such case would or is reasonably likely to have a Material Adverse Effect.

19.13   CHANGE IN BUSINESS CONDITION
        There has been no change in the business condition (financial or otherwise), operations, performance or prospects of the Parent or the Group taken as a whole (excluding, for these purposes, the effect as at the date hereof of the Acquisition of Rexall Sundown) since 31 December 1999 which would have a Material Adverse Effect.

19.14   ENCUMBRANCES
        Save for Permitted Encumbrances, no Encumbrance exists over any of the present or future assets of any member of the Group.

19.15   WRITTEN INFORMATION
        All written information supplied by any member of the Group is true, complete and accurate in all material respects as at the date it was given and is not misleading in any material respect and all financial projections that have been prepared by the Arrangers and approved by the Parent are based upon assumptions considered by it to be reasonable.

19.16   WINDING UP
        No proceedings are current, pending or, so far as it is aware, threatened for the winding up of any Obligor or any Material Subsidiary.

19.17   ENVIRONMENTAL COMPLIANCE
        Each member of the Group has duly performed and observed in all material respects all Environmental Laws, Environmental Permits and all other material covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with any real property which is or was at any time owned, leased or occupied by any member of the Group or on which any member of the Group has conducted any activity where failure to do so might reasonably be expected to have a Material Adverse Effect.

19.18   ENVIRONMENTAL CLAIMS
        No Environmental Claim has been commenced or is threatened against any member of the Group where such claim would be reasonably likely, if determined against such member of the Group, to have a Material Adverse Effect.

19.19   LICENCES AND CONSENTS
        All necessary consents, licences, authorisations and approvals to the transactions constituted by the Finance Documents and Offer Documents have been obtained and are in full force and effect in accordance with the terms of the Finance Documents or, as the case may be, the Offer Documents or will be obtained in a timely manner. All consents, licences, authorisations and other approvals necessary for the conduct of the business of the Group and the absence of which would have a Material Adverse Effect have been obtained and are in full force and effect in accordance with the terms of the Finance Documents or, as the case may be, the Offer Documents or will be obtained in a timely manner.

19.20   NO DEDUCTION OR WITHHOLDING
        Under the laws of its jurisdiction of incorporation in force at the date hereof, it will not be required to make any deduction or withholding from any payment it may make under the Finance Documents.

19.21   OWNERSHIP OF THE BORROWERS
        Each of the Borrowers (other than the Parent) is a wholly-owned subsidiary of the Parent.

19.22   ACQUISITION FUNDING
        The amount available but undrawn under the Facilities (disregarding any part of the original Total Commitments which has been cancelled) will at all times equal or exceed the amount required by Nutricia to fund the acquisition cost of the common stock of

        Rexall Sundown to the extent that such stock has not yet been tendered to Nutricia or acquired pursuant to the Merger.

19.23   ACQUISITION TERMS
        The Parent has not, and the Parent has procured that Nutricia has not, without the prior approval of the Arrangers (or, following the Syndication Date, the Facility Agent acting on the instructions of an Instructing Group):

        (i) varied or waived the original offer price for the tender of shares of Rexall Sundown;

        (ii) varied or waived, the acceptance levels for the tender of shares of Rexall Sundown;

        (iii) extended the offer period for the tender of shares of Rexall Sundown beyond any period contemplated in the Offer Documents; or

        (iv) except as contemplated by this Agreement, altered in any material respect the way in which the consideration due to the Rexall Sundown stockholders is funded from that set out in the Offer Documents.

19.24   CLEAN-UP PERIOD
        The Repeated Representations shall not apply to Rexall Sundown or any of its Subsidiaries until the date falling 60 days after completion of the Merger. The Parent agrees that any circumstance of which it is or becomes aware at any time which, but for this Clause 19.24, would result in a breach of representation, has been notified to the Arrangers prior to the date of this Agreement or, as the case may be, will be promptly notified to them as soon as the Parent becomes aware of it.

19.25   REPETITION OF REPRESENTATIONS
        The Repeated Representations shall be deemed to be repeated by the relevant Obligor by reference to the facts and circumstances then existing on the first day of each Interest Period, on each date on which an Advance is or is to be made and by any Additional Borrower on the date on which it becomes (or it is proposed that a company becomes) an Additional Borrower.

19.26   INTELLECTUAL PROPERTY
        It is not aware of any adverse circumstance relating to validity, subsistence or use of any of its Intellectual Property which could reasonably be expected to have a Material Adverse Effect.


20.     FINANCIAL INFORMATION

20.1    ANNUAL STATEMENTS
        Each Obligor shall as soon as the same become available, but in any event within 120 days after the end of each of its financial years, deliver to the Facility Agent in sufficient copies for the Banks its financial statements (or, in the case of the Parent, the consolidated financial statements of the Group) for such financial year, audited in the case of the Parent (or, to the extent audited in the case of the other Obligors), by an internationally recognised firm of independent auditors.

20.2    SEMI-ANNUAL STATEMENTS
        The Parent shall as soon as the same become available, but in any event within 90 days after the end of each half of each of its financial years, deliver to the Facility Agent in sufficient copies for the Banks the consolidated financial statements of the Group for such period.

20.3    QUARTERLY STATEMENTS
        If and when the Parent prepares and publishes quarterly statements, the Parent shall thereafter as soon as the same become available, but in any event within 45 days after the end of each quarter of each of its financial years, deliver to the Facility Agent in sufficient copies for the Banks the consolidated financial statements of the Group for such period.

20.4    REQUIREMENTS AS TO FINANCIAL STATEMENTS
        Each Obligor shall ensure that each set of financial statements delivered by it pursuant to this Clause 20 is:

        20.4.1 prepared in accordance with the relevant Generally Accepted Accounting Principles consistently applied; and

        20.4.2 certified by an Authorised Signatory of such Obligor as giving a true and fair view of, in the case of its annual statements and as fairly representing, in the case of its semi-annual and quarterly (if applicable) statements, its financial condition (or in the case of the Parent, the consolidated financial condition of the Group) as at the end of the period to which those financial statements relate and of the results of its (or, as the case may be, the Group's) operations during such period.

20.5    COMPLIANCE CERTIFICATES
        The Parent shall ensure that each set of financial statements of the Group delivered by it pursuant to Clause 20.1 (ANNUAL STATEMENTS), Clause 20.2 (SEMI-ANNUAL STATEMENTS) and, if applicable, Clause 20.3 (QUARTERLY STATEMENTS) is accompanied by a Compliance Certificate signed by one Director of the Parent and such calculations applied to calculate the financial covenant in Clause 21.1 (FINANCIAL CONDITION).

20.6    OTHER FINANCIAL INFORMATION
        Each Obligor shall from time to time on the request of the Facility Agent, furnish the Facility Agent with such information about the business and financial condition of any Obligor, any other Material Subsidiary or the Group as the Facility Agent may reasonably require.

20.7    CHANGE OF ACCOUNTING TREATMENT
        20.7.1 This Clause 20.7 applies if there is a change in the manner in which the financial statements of the Group or the Parent are prepared or in the accounting principles or standards applied in the preparation of those accounts.

        20.7.2 If this Clause 20.7 applies or will apply the Parent agrees to notify the Facility Agent. The Parent and the Facility Agent will then negotiate in good faith with a view to making any necessary changes to this Agreement to reflect the change described in sub-clause 20.7.1. Neither party is bound to continue the negotiations after the date 30 days after the Facility Agent receives the Parent notice.

        20.7.3 If this Clause 20.7 applies, and agreement is not reached under sub-clause 20.7.2 above, the Parent agrees to deliver, with each certificate referred to in Clause 20.5 (COMPLIANCE CERTIFICATES), a reconciliation (audited in the case of a certificate by the auditors). This reconciliation will show the amounts utilised for the computations required for the purposes of this Agreement as they would have been if no change had occurred. The amounts in this reconciliation will then be used for computations required for the purposes of this Agreement instead of the corresponding amounts in the certificates which would otherwise have been delivered under Clause 20.5 (COMPLIANCE CERTIFICATES) based on the accounts then being prepared.

20.8    SHAREHOLDER AND CREDITOR INFORMATION
        The Parent shall, as soon as reasonably practicable, after the same are supplied or made available, furnish the Facility Agent with such general information as is supplied to its shareholders generally or, in the case of any Obligor, its creditors generally or any class thereof.

21.     FINANCIAL CONDITION

21.1    FINANCIAL CONDITION
        21.1.1 The Parent shall ensure that the financial condition of the Group shall be such that the ratio of EBITDA to Net Interest Expense in respect of each Relevant Period set out below will not be less than the applicable ratio set out below (calculated on a 12 month rolling basis):

                     RELEVANT PERIODS                                    RATIO

                     Relevant Period ending on 31 December 2000          4.00:1

                     Thereafter                                          4.50:1

        21.1.2 The Parent shall ensure that the financial condition of the Group shall be such that the ratio of Total Senior Net Debt (as at the last day of the applicable Relevant Period) to EBITDA in respect of each Relevant Period, set out as below will not be more than the appropriate ratio set out below:

                     RELEVANT PERIODS                                 RATIO

                     Relevant Period ending on 31 December            3.25:1
                     2000

                     Relevant  Periods  ending on or  before 31       2.75:1
                     December 2001

                     Thereafter                                       2.50:1

21.2    FINANCIAL DEFINITIONS
        In Clause 21 (FINANCIAL CONDITION) the following terms have the following meanings.

        "EBITDA" for any period (calculated on a 12 month rolling basis) means the net profit of the Group for that period:

        (a) before taking into account all Extraordinary Items (whether positive or negative) but after taking into account all Exceptional Items (whether positive or negative);

        (b) before deducting tax (including deferred tax), including advance corporation tax, mainstream corporation tax and their equivalents in any relevant jurisdiction;

        (c)       before deducting amortisation of any goodwill;

        (d) before taking into account Interest accrued during that period, whether or not paid, deferred or capitalised during that period;

        (e) before taking into account amortisation of financing costs calculated in accordance with accounting principles generally accepted in the Netherlands during that period;

        (f)       before deducting depreciation; and

        (g) after adding any dividends or capital distributions received from any non-consolidated interests or joint venture interests of any member of the Group.

        For any Relevant Period during which Rexall Sundown has not been a subsidiary of the Parent for the whole of that Relevant Period, the contributions of Rexall Sundown to EBITDA shall be annualised in respect of that Relevant Period.

        "NET INTEREST EXPENSE" for any period means the Interest due and payable during that period as an obligation of any member of the Group (whether or not paid or capitalised during or deferred for payment after such period), but adjusted to take account of:

        (a) any amount receivable or payable during that period by any member of the Group (after deducting all taxes applicable to that interest receivable) under interest rate or currency hedging agreements or instruments; and

        (b) any amount constituting Interest receivable during that period by any member of the Group (after deducting all taxes applicable thereto) in respect of any investment, deposit or loan.

        "EXCEPTIONAL ITEMS" has the meaning used in the accounting principles generally accepted and adopted in the Netherlands but excluding any Extraordinary Items.

        "EXTRAORDINARY ITEMS" has the meaning used in the accounting principles generally accepted and adopted in the Netherlands.

        "INTEREST" means interest and amounts in the nature of interest.

        "RELEVANT PERIOD" means each period of twelve months ending on the last day of the Parent's financial year and each twelve months ending on the last day of the first half year of the Parent's financial year and each twelve months ending on the last day of the first and third quarters of the Parent's financial year if quarterly statements are provided pursuant to Clause 20.3 (QUARTERLY STATEMENTS).

        "TOTAL SENIOR NET DEBT" means, at any time, without double counting, the aggregate amount of all obligations of any member of the Group for or in respect of Financial Indebtedness but excluding:-

        21.2.1 the principal face amount of the Convertible Bonds and any future convertible bonds;

        21.2.2    any subordinated debt;

        21.2.3    any interest or fees;

        21.2.4    any liabilities that are fully cash collateralised;

        21.2.5 any indebtedness referred to in paragraph (e) of the definition of Financial Indebtedness,

        LESS the aggregate of:

                  (a)   cash balances; and

                  (b) liquid short term investments/deposits (being investments/deposits having a tenor or duration of one month or less) which investments have (or, if applicable, where deposits are made with financial institutions whose short term indebtedness has) a short term debt rating of at least A-1/P-1 with Moodys Investors Service, Inc./Standard & Poor's Ratings Group, which are held or made by any member of the Group, to the extent (i) denominated in freely exchangeable currencies and (ii) the same are not being used as collateral in respect of any liabilities of any member of the Group.

21.3    FINANCIAL TESTING
        The financial covenant set out in Clause 21 (FINANCIAL CONDITION) shall be tested semi-annually or, if quarterly financial statements are delivered pursuant to Clause 20.3 (QUARTERLY STATEMENTS) quarterly by reference to the latest available financial statements and/or each Compliance Certificate delivered pursuant to Clause 20 (FINANCIAL INFORMATION).

21.4    ACCOUNTING TERMS
        All accounting expressions which are not otherwise defined herein shall be construed in accordance with generally accepted accounting principles in the Netherlands.

21.5    ADDITIONAL FINANCIAL INDEBTEDNESS
        Prior to the delivery to the Facility Agent of the Compliance Certificate for the annual audited financial statements of the Parent for the financial year ended 31 December 2000, no Obligor or any other member of the Group will incur, or agree to incur, at any time any Financial Indebtedness in excess (when taken together with the aggregate Financial Indebtedness of all other members of the Group other than in respect of, or incurred to refinance any part of, these Facilities) of an amount equal to the aggregate of (a) euro 100,000,000 (or its equivalent in any other currency); (b) an amount equal to the aggregate Financial Indebtedness of the Parent and each of its subsidiaries on the date hereof; (c) indebtedness described in paragraph (e) of the definition of Financial Indebtedness; and (d) the principal amount of the New Convertible Bonds issued by the Parent .

21.6    LIMITATION ON NON-OBLIGOR FINANCIAL INDEBTEDNESS
        At all times, the aggregate amount of Financial Indebtedness (excluding obligations owed by one member of the Group to another member of the Group) incurred by members of the Group which are not Obligors shall not exceed euro 200,000,000.

22.     COVENANTS

        Each Obligor makes on its own behalf the covenants set out in Clause
        22.1 (RANKING OF OBLIGATIONS) to Clause 22.17 (INTELLECTUAL PROPERTY) in relation to it and, in addition, the Parent makes the covenants set out therein in relation to the Group.

22.1    RANKING OF OBLIGATIONS
        It will ensure that the obligations of each Obligor under each Finance Document rank and will at all times rank at least PARI PASSU in right and priority of payment with all that Obligor's other present and future unsecured and unsubordinated indebtedness (actual or contingent) except for obligations mandatorily preferred by law applying to companies generally.

22.2    LEGALITY OF PERFORMANCE
        It (or, in the case of the Offer Documents, Nutricia) will exercise its rights and perform its obligations under the Finance Documents and the Offer Documents without contravention of applicable laws. If approvals are required, it (or, in the case of the Offer Documents, Nutricia) will obtain and maintain them and will comply with their terms.

22.3    NEGATIVE PLEDGE
        It will not create or allow to exist (and will procure that no member of the Group creates or allows to exist) any Encumbrance over all or any of its assets, present or future revenues or assets other than a Permitted Encumbrance.

22.4    DISPOSAL OF ASSETS
        It will not sell, lease, transfer or otherwise dispose of any of its assets. It will also procure that no other member of the Group will dispose of that Group member's assets. This does not apply to:

        22.4.1    disposals in the ordinary course of trading; or

        22.4.2 disposals to which an Instructing Group has agreed, in writing; or

        22.4.3 disposals of assets in exchange for other assets comparable or superior as to type, value and quality; or

        22.4.4    disposals from one Obligor to another Obligor; or

        22.4.5 disposals from a Group member (which is not an Obligor) to an Obligor or to another Group member which is also not an Obligor; or

        22.4.6 transfers of cash pursuant to the Group's cash pooling arrangements in place at the date of this Agreement and operated in the ordinary course of the Group's banking arrangements unless at the time of such transfer there is any Event of Default or Potential Event of Default outstanding; or

        22.4.7 a disposal of non-core assets where the assets disposed of do not account for more than 10% of the consolidated net sales of the Group calculated on the basis of the financial statements of the Group delivered pursuant to Clause 20 (FINANCIAL INFORMATION) in respect of the preceding financial year PROVIDED THAT the exception contained in this sub-clause
                  22.4.7 shall apply to only one disposal or a related series of disposals of the same asset or business, during the term of the Facilities; or

        22.4.8 any disposal (other than those in sub-clauses 22.4.1 to 22.4.7 above) made on arms' length terms in any financial year of the Parent where the assets disposed of when aggregated with any other asset so disposed of in such financial year, do not account for more than 5% of the consolidated net sales of the Group calculated on the basis of the financial statements of the Group delivered pursuant to Clause 20 (FINANCIAL INFORMATION) in respect of the preceding financial year.

22.5    ACQUISITIONS
        It will not (and will procure that no member of the Group will) after the date of this Agreement (except with the written consent of an Instructing Group, such consent not to be unreasonably withheld or delayed), acquire or agree to acquire any business or parts of any business or any company or shares in any company, in each case outside the Group, except where the aggregate consideration (including any deferred consideration and any debt assumed and the book value of any assets acquired as part of the exchange of assets referred to in Clause 22.4.3 (DISPOSAL OF ASSETS)) for such acquisitions does not, in any financial year of the Parent exceed euro 750,000,000 PROVIDED THAT this Clause
        22.5 does not apply to any routine capital expenditure in the ordinary course of business.

22.6    CARRY ON BUSINESS
        It will not make any material change in the overall nature of the business of the Group as conducted at the date of this Agreement.

22.7    COMPLIANCE WITH LAWS
        It will comply and ensure that all members of the Group comply, in all material respects, with all laws, orders, regulations, agreements or arrangements applicable to it or any of its assets and the terms of all permits, authorisations and licences where failure to do so would have a Material Adverse Effect.

22.8    INSURANCE
        It will maintain and will ensure that each Material Subsidiary maintains insurance relating to its assets and activities against those risks and at those levels which a company operating in the same field would usually maintain.

22.9    INFORMATION
        All information which will be supplied in writing (which includes all information supplied on any electronic data carrier or in any electronic form) by the Parent to the Banks under this Agreement will on the date it is supplied, be true, complete and accurate in all material respects and will not omit to state any material fact necessary to make such information, in the light of the circumstances under which such information is provided, not misleading and all forecasts and projections will have been prepared after taking due care and will be based on reasonable assumptions, but with no representation given as to their realisation.

22.10   NOTIFICATION OF EVENTS OF DEFAULT
        It will promptly inform the Facility Agent of the occurrence of any Event of Default or Potential Event of Default and, upon receipt of a written request to that effect from the Facility Agent, confirm to the Facility Agent that, save as previously notified to the Facility Agent or as notified in such confirmation, no Event of Default or Potential Event of Default has occurred.

22.11   MATERIAL LITIGATION
        It will notify the Facility Agent promptly after it becomes aware that any proceedings of the kind described in Clause 19.11 (LITIGATION) are being threatened or are pending.

22.12   ENVIRONMENTAL COMPLIANCE
        It will comply and ensure that all other members of the Group comply in all material respects with all Environmental Law and obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same, breach of which (or failure to obtain, maintain or take which) might reasonably be expected to have a Material Adverse Effect.

22.13   VARIATION OR WAIVER
        The Parent will not, and the Parent will procure that Nutricia will not, without the consent of the Arrangers:

        (i) waive or vary the original offer price for the tender of shares of Rexall Sundown;

        (ii) waive or vary the acceptance levels for the tender of shares of Rexall Sundown;

        (iii) extend the offer period for the tender of shares of Rexall Sundown beyond any period contemplated in the Offer Documents; or

        (iv) except as contemplated by this Agreement, alter in any material respect the way in which the consideration due to the Rexall Sundown shareholders is funded from that set out in the Offer Document.

22.14   OFFER
        22.14.1 The Parent will use all reasonable endeavours to cause, at the earliest practicable time, the Merger to be consummated, once a majority of the outstanding shares in Rexall Sundown on a fully diluted basis have been acquired pursuant to the Offer, subject to and in accordance with the terms of the Merger Agreement and applicable law.

        22.14.2 The Parent will keep the Facility Agent promptly informed of all material developments in relation only to the price, timing and (on request of the Facility Agent) the level of acceptances under Offer Documents.

22.15   ISSUER OF CONVERTIBLE BONDS
        The Parent shall be the issuer of the New Convertible Bonds, which New Convertible Bonds shall be subordinated in right of payment to the obligations of the Parent hereunder and the maturity date of which shall fall at least 3 months after the Revolving Termination Date.

22.16   HEDGING
        The Parent will implement within 90 days of the date hereof a hedging strategy agreed by the Arrangers and the Parent prior to the date hereof.

22.17   INTELLECTUAL PROPERTY
        Each Obligor shall, and shall procure that each Group member shall do all acts as are reasonably practicable to maintain, protect and safeguard the Intellectual Property necessary for the business of the relevant Group member where failure to do so could reasonably be expected to have a Material Adverse Effect and not terminate or discontinue the use of any such Intellectual Property where such termination or discontinuance could reasonably be expected to have a Material Adverse Effect.

23.     EVENTS OF DEFAULT

        Each of Clause 23.1 (NON PAYMENT) to Clause 23.14 (VALIDITY) describes circumstances which constitute an Event of Default for the purposes of this Agreement.

23.1    NON-PAYMENT
        Any Obligor fails to pay any sum due under the Finance Documents when due except, in the case of interest payments only, where such non-payment is solely due to an administrative error and such amount is paid within three Business Days of the date upon which it become due.

23.2    SPECIFIC COVENANTS
        Any Obligor fails duly to perform or comply with any of its obligations under Clause 20 (FINANCIAL INFORMATION), Clause 21.1 (FINANCIAL CONDITION) and Clause 22.3 (NEGATIVE PLEDGE) to Clause 22.5 (ACQUISITIONS).

23.3    OTHER DEFAULTS
        Any Obligor fails to perform or comply with any of its other obligations under any Finance Document. There will not, however, be an Event of Default under this paragraph if the failure is, in the opinion of the Facility Agent, capable of remedy and is remedied within 10 Business Days.

23.4    UNTRUE STATEMENTS
        Any statement made, or deemed repeated, in any representation in any Finance Document, or in any document required to be delivered by any Obligor under any Finance Document, is untrue or misleading in any material respect when that statement is made or deemed repeated.

23.5    CROSS DEFAULT
        Any Financial Indebtedness of the Parent or any of its subsidiaries is not paid when due (or following any applicable original grace period), any Financial Indebtedness of the Parent or any of its subsidiaries is declared to be or otherwise becomes due and payable prior to its specified maturity, any commitment for any Financial Indebtedness of the Parent or any of its subsidiaries is cancelled or suspended by a creditor of the Parent or any of its subsidiaries or any creditor of the Parent or any of its subsidiaries becomes entitled to declare any Financial Indebtedness of the Parent or any of its subsidiaries due and payable prior to its specified maturity, PROVIDED THAT it shall not constitute an Event of Default if the aggregate amount (or its equivalent in euros) of all such Financial Indebtedness is less than euro 15,000,000.

23.6    INSOLVENCY AND REORGANISATION
        Any procedure is commenced with a view to the winding-up or re-organisation of the Parent or any Material Subsidiary (save for the purposes of a solvent reconstruction, amalgamation, reorganisation, merger or consolidation or which is on terms approved in advance by an Instructing Group), or with a view to the appointment of an administrator, receiver, administrative receiver, trustee in bankruptcy or similar officer in relation to the Parent or any Material Subsidiary or any of their assets. This procedure may be a Court procedure or any other step which under applicable law is a possible means of achieving any of those results. It will not be an Event of Default, however, if any procedure is commenced with a view to the insolvent winding up of a member of the Group and such procedure is frivolous or vexatious.

23.7    ENFORCEMENT OF SECURITY
        The holder of any Encumbrance over any of the assets of the Parent or any Material Subsidiary takes any step to enforce that Encumbrance. It will not be an Event of Default, however, if (a) the aggregate book value (or its equivalent in euros) of the assets subject to any enforcement is less than euro 1,000,000 or (b) if any procedure is commenced and such procedure is discharged within 30 days after being levied or enforced.

23.8    ATTACHMENT OR DISTRESS
        Any asset of the Parent or any Material Subsidiary is subject to attachment, sequestration, execution or any similar process. It will not be an Event of Default, however, if (a) the aggregate book value (or its equivalent in euros) of the assets subject to any attachment, sequestration, execution or any similar process is less than euro 1,000,000 or (b) if any procedure is commenced and such procedure is discharged within 30 days after being levied or enforced.

23.9    INABILITY TO PAY DEBTS
        Any of the following is true:

        23.9.1 the Parent or any Material Subsidiary is unable to pay its debts as they fall due.

        23.9.2 the value of the Parent's or any Material Subsidiary's assets is less than the amount of its liabilities (taking into account its contingent and prospective liabilities).

        23.9.3 the Parent or any Material Subsidiary admits its inability to pay its debts as and when they fall due or seeks a composition or arrangement with its creditors generally or any class of them.

23.10   INSOLVENCY EQUIVALENCE
        Anything analogous to any of the events described in Clauses 23.6 (INSOLVENCY AND REORGANISATION), 23.7 (ENFORCEMENT OF SECURITY), 23.8 (ATTACHMENT OR DISTRESS) or 23.9 (INABILITY TO PAY DEBTS) occurs in any jurisdiction.

23.11   UNLAWFULNESS OR REPUDIATION
        It is unlawful for any Obligor to comply with its payment or other material obligations under any Finance Document, or any Obligor repudiates any of those obligations.

23.12   MATERIAL ADVERSE CHANGE
        There is a change in the business condition (financial or otherwise), operations, performance or prospects of the Group taken as a whole since the date at which its most recent audited financial statements were stated to be prepared which has a Material Adverse Effect.

23.13   LITIGATION
        The Parent or any of its subsidiaries is involved in any court or arbitration proceedings or such proceedings are pending or threatened which in each case would or is reasonably likely to restrain performance by any Obligor of its obligations under the Finance Documents or would have or is reasonably likely to have a Material Adverse Effect.

23.14   VALIDITY
        Any of the obligations of an Obligor under any of the Finance Documents cease to be valid and binding.

        PROVIDED ALWAYS THAT Rexall Sundown and its subsidiaries will be excluded from Clauses 23.2, 23.3, 23.4, 23.7, 23.8, 23.10 (to the extent it refers to and incorporates Clauses 23.7 and 23.8) and 23.13 for the period from the date of this Agreement until the date falling 60 days after the drawdown of the first Advance hereunder.

23.15   ACCELERATION AND CANCELLATION
        Upon the occurrence of an Event of Default and at any time thereafter whilst it is continuing, the Facility Agent may (and, if so instructed by an Instructing Group, shall) by notice to the Parent:

        23.15.1 declare all or any part of the Advances to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Borrowers under the Finance Documents) or declare all or any part of the Advances to be due and payable on demand of the Facility Agent; and/or

        23.15.2 declare that any undrawn portion of the Facilities shall be cancelled, whereupon the same shall be cancelled and the Available Commitment of each Bank shall be reduced to zero.

23.16   ADVANCES DUE ON DEMAND
        If, pursuant to Clause 23.15 (ACCELERATION AND CANCELLATION), the Facility Agent declares all or any part of the Advances to be due and payable on demand of the Facility Agent, then, and at any time thereafter, the Facility Agent may (and, if so instructed by an Instructing Group, shall) by notice to the Borrowers:

        23.16.1 require repayment of all or such part of the Advances on such date as it may specify in such notice (whereupon the same shall become due and payable on the date specified together with accrued interest thereon and any other sums then owed by the Borrowers under the Finance Documents) or withdraw its declaration with effect from such date as it may specify; and/or

        23.16.2 select as the duration of any Interest Period or Term which begins whilst such declaration remains in effect a period of six months or less.

24.     GUARANTEE AND INDEMNITY

24.1    GUARANTEE AND INDEMNITY
        Each of the Guarantors irrevocably and unconditionally:

        24.1.1 guarantees to each Finance Party the due and punctual observance and performance of all the terms, conditions and covenants on the part of each Borrower contained in the Finance Documents and agrees to pay from time to time on first demand any and every sum or sums of money which each Borrower is at any time liable to pay to any Finance Party under or pursuant to the Finance Documents and which has become due and payable but has not been paid at the time such demand is made; and

        24.1.2 agrees as a primary obligation to indemnify each Finance Party from time to time on first demand from and against any loss incurred by any Finance Party as a result of any of the obligations of any Borrower under or pursuant to the Finance Documents being or becoming void, voidable, unenforceable or ineffective as against a Borrower for any reason whatsoever, whether or not known to any Finance Party or any other person, the amount of such loss being the amount which the person or persons suffering it would otherwise have been entitled to recover from that Borrower.

24.2    ADDITIONAL SECURITY
        The obligations of each Guarantor herein contained shall be in addition to and independent of every other security which any Finance Party may at any time hold in respect of any of any Obligor's obligations under the Finance Documents.

24.3    CONTINUING OBLIGATIONS
        The obligations of each Guarantor herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever and shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of the Obligors under the Finance Documents and shall continue in full force and effect until final payment in full of all amounts owing by any Obligor under the Finance Documents and total satisfaction of all the Obligors' actual and contingent obligations under the Finance Documents.

24.4    OBLIGATIONS NOT DISCHARGED
        Neither the obligations of each Guarantor herein contained nor the rights, powers and remedies conferred in respect of each Guarantor upon any Finance Party by the Finance Documents or by law shall be discharged, impaired or otherwise affected by:

        24.4.1 the winding-up, dissolution, administration or re-organisation of any Obligor or any other person or any change in its status, function, control or ownership;

        24.4.2 any of the obligations of any Obligor or any other person under the Finance Documents or under any other security taken in respect of any of its obligations under the Finance Documents being or becoming illegal, invalid, unenforceable or ineffective in any respect;

        24.4.3 time or other indulgence being granted or agreed to be granted to any Obligor or any other person in respect of its obligations under the Finance Documents or under any such other security;

        24.4.4 any amendment to, or any variation, waiver or release of, any obligation of any Obligor or any other person under the Finance Documents or under any such other security;

        24.4.5 any failure to take, or fully to take, any security contemplated hereby or otherwise agreed to be taken in respect of any Obligor's obligations under the Finance Documents;

        24.4.6 any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of any Obligor's obligations under the Finance Documents; or

        24.4.7 any other act, event or omission which, but for this Clause 24.4, might operate to discharge, impair or otherwise affect any of the obligations of any Guarantor herein contained or any of the rights, powers or remedies conferred upon any of the Finance Parties by the Finance Documents or by law.

24.5    SETTLEMENT CONDITIONAL
        Any settlement or discharge between an Obligor and any of the Finance Parties shall be conditional upon no security or payment to any Finance Party by an Obligor or any other person on behalf of an Obligor being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, each Finance Party shall be entitled to recover the value or amount of such security or payment from such Obligor subsequently as if such settlement or discharge had not occurred.

24.6    EXERCISE OF RIGHTS
        No Finance Party shall be obliged before exercising any of the rights, powers or remedies conferred upon them in respect of the Parent by the Finance Documents or by law:

        24.6.1    to make any demand of any Obligor;

        24.6.2 to take any action or obtain judgment in any court against any Obligor;

        24.6.3 to make or file any claim or proof in a winding-up or dissolution of any Obligor; or

        24.6.4 to enforce or seek to enforce any other security taken in respect of any of the obligations of any Obligor under the Finance Documents.

24.7    DEFERRAL OF GUARANTORS' RIGHTS
        Each Guarantor agrees that, so long as any amounts are or may be owed by an Obligor under the Finance Documents or an Obligor is under any actual or contingent obligations under the Finance Documents, it shall not exercise any rights which it may at any time have by reason of performance by it of its obligations under the Finance Documents:

        24.7.1    to be indemnified by an Obligor; and/or

        24.7.2 to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

        24.7.3 to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other security taken pursuant to, or in connection with, the Finance Documents by all or any of the Finance Parties.

24.8    SUSPENSE ACCOUNTS
        All moneys received, recovered or realised by a Bank by virtue of Clause
        24.1 (GUARANTEE AND INDEMNITY) may, in that Bank's discretion, be credited to a suspense or impersonal account and may be held in such account for so long as such Bank thinks fit pending the application from time to time (as such Bank may think fit) of such moneys in or towards the payment and discharge of any amounts owing by an Obligor to such Bank under the Finance Documents.

25.     COMMITMENT COMMISSION AND FEES

25.1    COMMITMENT COMMISSION ON THE REVOLVING FACILITY
        The Parent shall pay to the Facility Agent for account of each Bank a commitment commission:

        25.1.1 on the amount of such Bank's Available Term A Commitment from day to day during the period beginning on the date which is ten days after the date hereof and ending on the last day of the Term A Availability Period;

        25.1.2 on the amount of such Bank's Available Term B Commitment from day to day during the period beginning on the date which is ten days after the date hereof and ending on the last day of the Term B Availability Period; and

        25.1.3 on the amount of such Bank's Available Revolving Commitment from day to day during the period beginning on the date hereof and ending on the Revolving Termination Date,

        such commitment commission to be calculated at the rate of 50% of the Margin from time to time and payable in arrear on the last day of each successive period of three months which ends during such period and on the last day of the Term A Availability Period, the last day of the Term B Availability Period or, as the case may be, the Revolving Termination Date.

25.2    FRONT END FEE
        The Parent shall pay to the Arrangers the fees specified in the letter of even date herewith from the Arrangers to the Parent at the times, and in the amounts, specified in such letter.

25.3    AGENCY FEE
        The Parent shall pay to the Facility Agent for its own account the agency fees specified in the letter of even date herewith from the Facility Agent to the Parent at the times, and in the amounts, specified in such letter.

26.     COSTS AND EXPENSES

26.1    TRANSACTION EXPENSES
        The Parent shall, from time to time on demand of the Facility Agent, reimburse the Facility Agent and each of the Arrangers for all reasonable costs and expenses (including reasonable legal fees) together with any VAT thereon incurred by it in connection with the negotiation, preparation, execution and syndication of the Finance Documents, any other document referred to in the Finance Documents and the completion of the transactions therein contemplated.

26.2    PRESERVATION AND ENFORCEMENT OF RIGHTS
        The Parent shall, from time to time on demand of the Facility Agent, reimburse the Finance Parties for all costs and expenses (including reasonable legal fees) on a full indemnity basis together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of the Finance Parties under the Finance Documents and any document referred to in the Finance Documents (including, without limitation, any costs and expenses relating to any investigation as to whether or not an Event of Default might have occurred or is likely to occur or any steps necessary or desirable in connection with any proposal for remedying or otherwise resolving an Event of Default or Potential Event of Default).

26.3    STAMP TAXES
        The Parent shall pay all stamp, registration and other taxes to which the Finance Documents, any other document referred to in the Finance Documents or any judgment given in connection therewith is or at any time may be subject and shall, from time to time on demand of the Facility Agent, indemnify the Finance Parties against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

26.4    AMENDMENT COSTS
        If an Obligor requests any amendment, waiver or consent then the Parent shall, within five Business Days of demand by the Facility Agent, reimburse the Finance Parties for all costs and expenses (including reasonable legal fees) together with any VAT thereon incurred by such person in responding to or complying with such request.

26.5    BANKS' LIABILITIES FOR COSTS
        If the Parent fails to perform any of its obligations under this Clause 26, each Bank shall, in its Proportion, indemnify each of the Facility Agent and the Arrangers against any loss incurred by any of them as a result of such failure.


27.     DEFAULT INTEREST AND BREAK COSTS

27.1    DEFAULT INTEREST PERIODS
        If any sum due and payable by an Obligor hereunder is not paid on the due date therefor in accordance with Clause 30 (PAYMENTS) or if any sum due and payable by an Obligor under any judgment of any court in connection herewith is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of such Obligor to pay such sum is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall (except as otherwise provided in this Clause 27) be selected by the Facility Agent.

27.2    DEFAULT INTEREST
        An Unpaid Sum shall bear interest during each Interest Period in respect thereof at the rate per annum which is 1% per annum above the percentage rate which would apply to an Advance in the amount and currency of such Unpaid Sum and for the same Interest Period or Term, PROVIDED THAT if such Unpaid Sum relates to an Advance which became due and payable on a day other than the last day of an Interest Period or Term relating thereto:

        27.2.1 the first Interest Period applicable to such Unpaid Sum shall be of a duration equal to the unexpired portion of the current Interest Period or Term relating to that Advance; and

        27.2.2 the percentage rate of interest applicable thereto from time to time during such period shall be that which exceeds by 1% the rate which would have been applicable to it had it not so fallen due.

27.3    PAYMENT OF DEFAULT INTEREST
        Any interest which shall have accrued under Clause 27.2 (DEFAULT INTEREST) in respect of an Unpaid Sum shall be due and payable and shall be paid by the Obligor owing such Unpaid Sum on the last day of each Interest Period in respect thereof or on such other dates as the Facility Agent may specify by notice to such Obligor.

27.4    BREAK COSTS
        If any Bank or the Facility Agent on its behalf receives or recovers all or any part of such Bank's share of an Advance or Unpaid Sum otherwise than on the last day of an Interest Period or Term relating thereto, the Parent shall pay to the Facility Agent on demand for account of such Bank an amount equal to the amount (if any) by which (a) the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of that Interest Period or Term exceeds (b) the amount of interest which in the opinion of the Facility Agent would have been payable to the Facility Agent on the last day of that Interest Period or Term in respect of a deposit in the currency of the amount so received or recovered equal to the amount so received or recovered placed by it with a prime bank in the relevant interbank market for a period starting on the third Business Day following the date of such receipt or recovery and ending on the last day of that Interest Period or Term.

28.     PARENT'S INDEMNITIES

28.1    PARENT'S INDEMNITY
        The Parent undertakes to indemnify:

        28.1.1 each Finance Party against any cost, claim, loss, expense (including reasonable legal fees) or liability together with any VAT thereon, whether or not reasonably foreseeable, which it may sustain or incur as a consequence of the occurrence of any Event of Default or any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

        28.1.2 the Facility Agent against any cost or loss it may suffer or incur as a result of its entering into, or performing, any foreign exchange contract for the purposes of Clause 4 (MULTICURRENCY OPTION) or Clause 30 (PAYMENTS);

        28.1.3    each Bank against any cost or loss it may suffer under Clause
                  26.5 (BANKS' LIABILITIES FOR COSTS) or Clause 33.5 (INDEMNIFICATION);

        28.1.4 each Bank against any cost or loss it may suffer or incur as a result of its funding or making arrangements to fund its portion of an Advance requested by any Borrower but not made by reason of the operation of any one or more of the provisions hereof;

        28.1.5 each Bank against any loss it may suffer or incur as a result of its funding its portion of any Advance which is denominated in dollars by reason of Clause 4.2 (CONDITIONS FOR DENOMINATING A TERM B ADVANCE IN AN OPTIONAL CURRENCY) or Clause 7.2 (CONDITIONS FOR DRAWING A REVOLVING ADVANCE IN AN OPTIONAL CURRENCY); and

        28.1.6 each Bank against any cost or loss it may suffer or any reduction in its return on capital that it would have been able to obtain but for entering into or performing its obligations under this Agreement as a result of the minimum reserve requirements imposed on it by the European Central Bank in relation to an Advance or funding an Advance.

28.2    CURRENCY INDEMNITY
        If any sum (a "SUM") due from an Obligor under the Finance Documents or any order, judgment given or made in relation thereto has to be converted from the currency (the "FIRST CURRENCY") in which such Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

        28.2.1    making or filing a claim or proof against such Obligor; or

        28.2.2 obtaining or enforcing an order, judgment in any court or other tribunal,

        the Parent shall indemnify each person to whom such Sum is due from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to such person at the time of receipt of such Sum.

28.3    ACQUISITION INDEMNITY
        28.3.1 The Parent shall indemnify the Facility Agent, each Arranger and each Bank (each an "INDEMNIFIED PARTY") from time to time within five Business Days of demand of the Indemnified Party, against any cost, claim, loss, expense (including reasonable legal fees) or liability together with VAT thereon, whether or not reasonably foreseeable, which the relevant Indemnified Party may sustain or properly incur (except to the extent that the same result from the negligence or wilful misconduct or breach of Finance Documents of that Indemnified Party) arising out of a claim or action of any person relating to the Offer or any acquisition by Nutricia or any person acting in concert with the Parent or Nutricia of any shares of Rexall Sundown or any use of the proceeds of any Advance.

        28.3.2 Any Indemnified Party intending to invoke sub-clause 28.3.1 shall give prompt notice in writing to the Parent upon such Indemnified Party becoming aware of any actual or potential claim, damage, loss, cost or expense, and the Parent shall thereafter be entitled to be joined as party in any proceeding and/or to give directions to the relevant Indemnified Party in relation to the conduct of such proceeding PROVIDED THAT (a) the Parent gives promptly notice in writing of its intention to give such directions to the Indemnified Party, (b) the Parent gives such directions taking into account at all times the business sensitivities and franchise position of the Indemnified Party and (c) the Parent does not give directions in respect of regulatory or supervisory proceedings of any governmental authority or other similar proceedings.

        28.3.3 No Indemnified Party shall settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate (each a "SETTLEMENT") any such proceedings without the Parent's prior written consent (such consent not to be unreasonably withheld or delayed, taking into account without limitation the cost to the Parent and that Indemnified Party of continuing, the likely outcome of that proceeding and the adverse effects (actual or potential) on the business interests and/or reputation of the Parent and that Indemnified Party of not settling). The Parent shall not be liable to indemnify any Indemnified Party for any settlement of any proceeding made or effected without the Parent's prior written consent.

        28.3.4 The Parent will lose its right to give directions in relation to any proceedings if (a) it breaches any obligations hereunder or (b) at the written request of the Indemnified Party, and in respect of (b) the Parent's obligation to indemnify the Indemnified Party will cease on the date of such request.

        28.3.5 The Parent further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Obligors or any of their shareholders or creditors for or in connection with the transactions referred to above, except to the extent such liability results from such Indemnified Party's negligence, wilful misconduct or any breach of the Finance Documents by the Indemnified Party.


29.     CURRENCY OF ACCOUNT AND PAYMENT

        The euro is the currency of account and payment for each and every sum at any time due from an Obligor hereunder, PROVIDED THAT:

        29.1.1 each repayment of an Advance or Unpaid Sum or a part thereof shall be made in the currency in which such Advance or Unpaid Sum is denominated at the time of that repayment;

        29.1.2 each payment of interest shall be made in the currency in which the sum in respect of which such interest is payable is denominated;

        29.1.3 each payment in respect of costs and expenses shall be made in the currency in which the same were incurred;

        29.1.4    each payment pursuant to Clause 14.2 (TAX INDEMNITY), Clause
                  16.1 (INCREASED COSTS) or Clause 28.1 (PARENT'S INDEMNITY) shall be made in the currency specified by the party claiming thereunder; and

        29.1.5 any amount expressed to be payable in a currency other than euros shall be paid in that other currency.

        If after the date of this Agreement a member state becomes a Subsequent Participant, all obligations under this Agreement (including any obligation in respect of any Bank's Available Revolving Commitment or Available Term Commitment) to make a payment in its national currency unit shall be redenominated into the euro unit on the date on which it becomes a Subsequent Participant (but otherwise in accordance with EMU Legislation).


30.     PAYMENTS

30.1    PAYMENTS TO THE FACILITY AGENT
        On each date on which this Agreement requires an amount to be paid by an Obligor or a Bank, such Obligor or, as the case may be, such Bank shall make the same available to the Facility Agent for value on the due date at such time and in such funds and to such account with such bank as the Facility Agent shall specify from time to time.

30.2    PAYMENTS BY THE FACILITY AGENT
        30.2.1 Save as otherwise provided herein, each payment received by the Facility Agent pursuant to Clause 30.1 (PAYMENTS TO THE FACILITY AGENT) shall:

                  (a) in the case of a payment received for the account of a Borrower, be made available by the Facility Agent to such Borrower by application:

                        (i) first, in or towards payment (on the date, and in the currency and funds, of receipt) of any amount then due from such Borrower hereunder to the person from whom the amount was so received or in or towards the purchase of any amount of any currency to be so applied; and

                        (ii) secondly, in or towards payment (on the date, and in the currency and funds, of receipt) to such account with such bank in the principal financial centre of the country of the currency of such payment (or, in the relation to the euro in the financial centre in a Participating Member State) as such Borrower shall have previously notified to the Facility Agent for this purpose; and

                  (b) in the case of any other payment, be made available by the Facility Agent to the person entitled to receive the payment in accordance with this Agreement (in the case of a Bank, for the account of its Facility Office) for value as soon as reasonably practicable after receipt by the Facility Agent by transfer to the account of the person with a bank in the principal financial centre of the country of the currency of such payment (or, in relation to the euro, in the financial centre in a Participating Member State) as that person has previously notified to the Facility Agent.

        30.2.2 A payment will be deemed to have been made by the Facility Agent on the date on which it is required to be made under this Agreement if the Facility Agent has, on or before that date, taken steps to make that payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Facility Agent in order to make the payment.

30.3    PAYMENTS BY THE FACILITY AGENT TO THE BANKS
        Any amount payable by the Facility Agent to the Banks under this Agreement in the currency of a Participating Member State shall be paid in the euro unit.

30.4    NO SET-OFF
        All payments required to be made by an Obligor hereunder shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

30.5    CLAWBACK
        Where a sum is to be paid hereunder to the Facility Agent for account of another person, the Facility Agent shall not be obliged to make the same available to that other person or to enter into or perform any exchange contract in connection therewith until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum or the proceeds of such exchange contract was so made available shall on request refund the same to the Facility Agent together with an amount sufficient to indemnify the Facility Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum or the proceeds of such exchange contract prior to its having received such sum.

30.6    PARTIAL PAYMENTS
        If and whenever a payment is made by an Obligor hereunder and the Facility Agent receives an amount less than the due amount of such payment the Facility Agent may apply the amount received towards the obligations of the Obligors under this Agreement in the following order:

        30.6.1 FIRST, in or towards payment of any unpaid fees, costs and expenses of each of the Facility Agent and the Arrangers;

        30.6.2 SECONDLY, in or towards payment PRO RATA of any accrued interest due but unpaid;

        30.6.3 THIRDLY, in or towards payment PRO RATA of any principal due but unpaid; and

        30.6.4 FOURTHLY, in or towards payment PRO RATA of any other sum due but unpaid.

30.7    VARIATION OF PARTIAL PAYMENTS
        The order of payments set out in Clause 30.6 (PARTIAL PAYMENTS) shall override any appropriation made by the Obligor to which the partial payment relates but the order set out in sub-clauses 30.6.2, 30.6.3 and
        30.6.4 of Clause 30.6 (PARTIAL PAYMENTS) may be varied if agreed by all the Banks.

30.8    BUSINESS DAYS
        30.8.1 Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

        30.8.2 During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

31.     SET-OFF

31.1    CONTRACTUAL SET-OFF
        Each Obligor authorises each Bank following the occurrence of an Event of Default to apply any credit balance to which such Obligor is entitled on any account of such Obligor with such Bank in satisfaction of any sum due and payable from such Obligor to such Bank under the Finance Documents but unpaid. For this purpose, each Bank is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application.

31.2    SET-OFF NOT MANDATORY
        No Bank shall be obliged to exercise any right given to it by Clause
        31.1 (CONTRACTUAL SET-OFF).

32.     SHARING

32.1    PAYMENTS TO BANKS
        If a Bank (a "RECOVERING BANK") applies any receipt or recovery from an Obligor to a payment due under this Agreement and such amount is received or recovered other than in accordance with Clause 30 (PAYMENTS), then such Recovering Bank shall:

        32.1.1    notify the Facility Agent of such receipt or recovery;

        32.1.2 at the request of the Facility Agent, promptly pay to the Facility Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by such Recovering Bank as its share of any payment to be made in accordance with Clause 30.6 (PARTIAL PAYMENTS).

32.2    REDISTRIBUTION OF PAYMENTS
        The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Bank) in accordance with Clause 30.6 (PARTIAL PAYMENTS).

32.3    RECOVERING BANK'S RIGHTS
        The Recovering Bank will be subrogated into the rights of the parties which have shared in a redistribution pursuant to Clause 32.2 (REDISTRIBUTION OF PAYMENTS) in respect of the Sharing Payment (and the relevant Obligor shall be liable to the Recovering Bank in an amount equal to the Sharing Payment).

32.4    REPAYABLE RECOVERIES
        If any part of the Sharing Payment received or recovered by a Recovering Bank becomes repayable and is repaid by such Recovering Bank, then:

        32.4.1 each party which has received a share of such Sharing Payment pursuant to Clause 32.2 (REDISTRIBUTION OF PAYMENTS) shall, upon request of the Facility Agent, pay to the Facility Agent for account of such Recovering Bank an amount equal to its share of such Sharing Payment; and

        32.4.2 such Recovering Bank's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing party for the amount so reimbursed.

32.5    EXCEPTION
        This Clause 32 shall not apply if the Recovering Bank would not, after making any payment pursuant hereto, have a valid and enforceable claim against the relevant Obligor.

32.6    RECOVERIES THROUGH LEGAL PROCEEDINGS
        If any Bank intends to commence any action in any court it shall give prior notice to the Facility Agent and the other Banks. If any Bank shall commence any action in any court to enforce its rights hereunder and, as a result thereof or in connection therewith, receives any amount, then such Bank shall not be required to share any portion of such amount with any Bank which has the legal right to, but does not, join in such action or commence and diligently prosecute a separate action to enforce its rights in another court.

33.     THE AGENT, THE ARRANGERS AND THE BANKS

33.1    APPOINTMENT OF THE FACILITY AGENT
        Each of the Arrangers and the Banks hereby appoints the Facility Agent to act as its agent in connection herewith and authorises the Facility Agent to exercise such rights, powers, authorities and discretions as are specifically delegated to the Facility Agent by the terms hereof together with all such rights, powers, authorities and discretions as are reasonably incidental thereto.

33.2    FACILITY AGENT'S DISCRETIONS
        The Facility Agent may:

        33.2.1 assume, unless it has, in its capacity as agent for the Banks, received notice to the contrary from any other party hereto, that (a) any representation made or deemed to be made by an Obligor in connection with the Finance Documents is true, (b) no Event of Default or Potential Event of Default (except with respect to an Event of Default under Clause 23.1 hereof) has occurred, (c) no Obligor is in breach of or default under its obligations under the Finance Documents and (d) any right, power, authority or discretion vested herein upon an Instructing Group, the Banks or any other person or group of persons has not been exercised;

        33.2.2 assume that (a) the Facility Office of each Bank is that notified to it by such Bank in writing and (b) the information provided by each Bank pursuant to Clause 38 (NOTICES), Clause
                  33.14 (BANKS' MANDATORY COST DETAILS) and Schedule 10 (MANDATORY COSTS) is true and correct in all respects until it has received from such Bank notice of a change to the Facility Office or any such information and act upon any such notice until the same is superseded by a further notice;

        33.2.3 engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

        33.2.4 rely as to any matters of fact which might reasonably be expected to be within the knowledge of an Obligor upon a certificate signed by or on behalf of such Obligor;

        33.2.5 rely upon any communication or document believed by it to be genuine;

        33.2.6 refrain from exercising any right, power or discretion vested in it as agent hereunder unless and until instructed by an Instructing Group as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised;

        33.2.7 refrain from acting in accordance with any instructions of an Instructing Group to begin any legal action or proceeding arising out of or in connection with this Agreement until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in complying with such instructions; and

        33.2.8 assume (unless it has specific notice to the contrary) that any notice or request made by the Parent is made on behalf of all the Obligors.

33.3    FACILITY AGENT'S OBLIGATIONS
        The Facility Agent shall:

        33.3.1 promptly inform each Bank of the contents of any notice or document received by it in its capacity as Facility Agent from an Obligor under the Finance Documents;

        33.3.2 promptly notify each Bank of the occurrence of any Event of Default or any default by an Obligor in the due performance of or compliance with its obligations under the Finance Documents of which the Facility Agent has notice from any other party hereto or, with relation to Clause 23.1 (NON-PAYMENT) of which it has actual knowledge;

        33.3.3 save as otherwise provided herein, act as agent hereunder in accordance with any instructions given to it by an Instructing Group, which instructions shall be binding on the Arrangers and the Banks; and

        33.3.4 if so instructed by an Instructing Group, refrain from exercising any right, power or discretion vested in it as agent hereunder.

        The Facility Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

33.4    EXCLUDED OBLIGATIONS
        Notwithstanding anything to the contrary expressed or implied herein, neither the Facility Agent nor any of the Arrangers shall:

        33.4.1 be bound to enquire as to (a) whether or not any representation made or deemed to be made by an Obligor in connection with the Finance Documents is true, (b) the occurrence or otherwise of any Event of Default or Potential Event of Default, (c) the performance by an Obligor of its obligations under the Finance Documents or (d) any breach of or default by an Obligor of or under its obligations under the Finance Documents;

        33.4.2 be bound to account to any Bank for any sum or the profit element of any sum received by it for its own account;

        33.4.3 be bound to disclose to any other person any information relating to any member of the Group if (a) such person, on providing such information, expressly stated to the Facility Agent or, as the case may be, the Arrangers, that such information was confidential or (b) such disclosure would or might in its opinion constitute a breach of any law or be otherwise actionable at the suit of any person;

        33.4.4 be under any obligations other than those for which express provision is made herein; or

        33.4.5 be or be deemed to be a fiduciary for any other party hereto.

33.5    INDEMNIFICATION
        Each Bank shall, in its Proportion, from time to time on demand by the Facility Agent, indemnify the Facility Agent against any and all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which the Facility Agent may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as agent hereunder (other than any which have been reimbursed by the Parent pursuant to Clause 28.1 (PARENT'S INDEMNITY)).

33.6    EXCLUSION OF LIABILITIES
        Except in the case of gross negligence or wilful misconduct, none of the Facility Agent and the Arrangers accepts any responsibility:

        33.6.1 for the adequacy, accuracy and/or completeness of any information supplied by the Facility Agent or the Arrangers, by an Obligor or by any other person in connection with the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents;

        33.6.2 for the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents; or

        33.6.3 for the exercise of, or the failure to exercise, any judgement, discretion or power given to any of them by or in connection with the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents.

        Accordingly, none of the Facility Agent and the Arrangers shall be under any liability (whether in negligence or otherwise) in respect of such matters, save in the case of gross negligence or wilful misconduct.

33.7    NO ACTIONS
        Each of the Banks agrees that it will not assert or seek to assert against any director, officer or employee of the Facility Agent or any/the Arranger any claim it might have against any of them in respect of the matters referred to in Clause 33.6 (EXCLUSION OF LIABILITIES).

33.8    BUSINESS WITH THE GROUP
        The Facility Agent and each of the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

33.9    RESIGNATION
        The Facility Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty days' prior notice to that effect to each of the other parties hereto, PROVIDED THAT no such resignation shall be effective until a successor for the Facility Agent is appointed in accordance with the succeeding provisions of this Clause 33.

33.10   REMOVAL OF FACILITY AGENT
        An Instructing Group may remove the Facility Agent from its role as agent hereunder by giving notice to that effect to each of the other parties hereto. Such removal shall take effect only when a successor to the Facility Agent is appointed in accordance with the terms hereof.

33.11   SUCCESSOR FACILITY AGENT
        If the Facility Agent gives notice of its resignation pursuant to Clause
        33.9 (RESIGNATION) or it is removed pursuant to Clause 33.10 (REMOVAL OF FACILITY AGENT) then any reputable and experienced bank or other financial institution may be appointed as a successor to the Facility Agent by an Instructing Group during the period of such notice but, if no such successor is so appointed, the Facility Agent may appoint such a successor itself.

33.12   RIGHTS AND OBLIGATIONS
        If a successor to the Facility Agent is appointed under the provisions of Clause 33.11 (SUCCESSOR FACILITY AGENT), then (a) the retiring or departing Facility Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this Clause 33 and (b) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party hereto.

33.13   OWN RESPONSIBILITY
        It is understood and agreed by each Bank that at all times it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into all risks arising under or in connection with the Finance Documents including, but not limited to:

        33.13.1 the financial condition, creditworthiness, condition, affairs, status and nature of each member of the Group;

        33.13.2 the legality, validity, effectiveness, adequacy and enforceability of the Finance Documents and any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents;

        33.13.3 whether such Bank has recourse, and the nature and extent of that recourse, against an Obligor or any other person or any of their respective assets under or in connection with the Finance Documents, the transactions therein contemplated or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents; and

        33.13.4 the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Facility Agent or the Arrangers, an Obligor, or by any other person in connection with the Finance Documents, the transactions contemplated therein or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents.

        Accordingly, each Bank acknowledges to the Facility Agent and the Arrangers that it has not relied on and will not hereafter rely on the Facility Agent and the Arrangers or any of them in respect of any of these matters.

33.14   BANKS' MANDATORY COST DETAILS
        Each Bank will supply the Facility Agent with such information and in such detail as the Facility Agent may require in order to calculate the Mandatory Cost Rate in accordance with Schedule 11 (MANDATORY COSTS).

33.15   AGENCY DIVISION SEPARATE
        In acting as agent hereunder for the Banks, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 33, any information received by some other division or department of the Facility Agent may be treated as confidential and shall not be regarded as having been given to the Facility Agent's agency division.

34.     ASSIGNMENTS AND TRANSFERS

34.1    BINDING AGREEMENT
        The Finance Documents shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors and Transferees.

34.2    NO ASSIGNMENTS AND TRANSFERS BY THE OBLIGORS
        No Obligor shall be entitled to assign or transfer all or any of its rights, benefits and obligations under the Finance Documents.

34.3    ASSIGNMENTS AND TRANSFERS BY BANKS
        Any Bank may, at any time, assign all or any of its rights and benefits under the Finance Documents or transfer in accordance with Clause 34.5 (TRANSFERS BY BANKS) all or any of its rights, benefits and obligations under the Finance Documents to a bank or financial institution.

34.4    ASSIGNMENTS BY BANKS
        If any Bank assigns all or any of its rights and benefits under the Finance Documents in accordance with Clause 34.3 (ASSIGNMENTS AND TRANSFERS BY BANKS), then, unless and until the assignee has delivered a notice to the Facility Agent confirming in favour of the Facility Agent, the Arrangers and the other Banks that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Bank (whereupon such assignee shall become a party hereto as a "Bank"), the Facility Agent, the Arrangers and the other Banks shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party hereto.

34.5    TRANSFERS BY BANKS
        If any Bank wishes to transfer all or any of its rights, benefits and/or obligations under the Finance Documents as contemplated in Clause 34.3 (ASSIGNMENTS AND TRANSFERS BY BANKS), then such transfer may be effected by the delivery to the Facility Agent of a duly completed Transfer Certificate executed by such Bank and the relevant Transferee in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth Business Day after (or such earlier Business Day endorsed by the Facility Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Facility Agent:

        34.5.1 to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer by novation its rights, benefits and obligations under the Finance Documents, each of the Obligors and such Bank shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (such rights and obligations being referred to in this Clause 34.5 as "DISCHARGED RIGHTS AND OBLIGATIONS");

        34.5.2 each of the Obligors and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as such Obligor and such Transferee have assumed and/or acquired the same in place of such Obligor and such Bank;

        34.5.3 the Facility Agent, the Arrangers, such Transferee and the other Banks shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer and to that extent the Facility Agent, the Arrangers and the relevant Bank shall each be released from further obligations to each other under the Finance Documents; and

        34.5.4 such Transferee shall become a party hereto as a "Bank".

34.6    ASSIGNMENT AND TRANSFER FEES
        On the date upon which an assignment takes effect pursuant to Clause
        34.4 (ASSIGNMENTS BY BANKS) or a transfer takes effect pursuant to Clause 34.5 (TRANSFERS BY BANKS) the relevant assignee or Transferee shall pay to the Facility Agent for its own account a fee of euro 1,000.

34.7    DISCLOSURE OF INFORMATION
        Any Bank may disclose to any person:

        34.7.1 to (or through) whom such Bank assigns or transfers (or may potentially assign or transfer) all or any of its rights, benefits and obligations under the Finance Documents;

        34.7.2 with (or through) whom such Bank enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Finance Documents or any Obligor; or

        34.7.3 to whom information may be required to be disclosed by any applicable law,

        such information about any Obligor or the Group and the Finance Documents as such Bank shall consider appropriate PROVIDED THAT, in relation to sub-clauses 34.7.1 and 34.7.2, the person to whom such information is to be given has entered into a Confidentiality Undertaking.

34.8    NOTIFICATION
        The Facility Agent shall within fourteen days of receiving a Transfer Certificate notify the Parent and the other Banks of any assignment or transfer completed pursuant to this Clause 34.

34.9    NO INCREASED COSTS
        If, at any time, any Bank assigns or transfers any of its rights, benefits and obligations hereunder and, at the time of such assignment or transfer there arises an obligation on the part of an Obligor under Clause 14 (TAXES) or Clause 16.1 (INCREASED COSTS) to pay to such Bank or its assignee or Transferee any amount in excess of the amount it would have then been obliged to pay but for the assignment or transfer, then the Obligor shall not be obliged to pay the amount of such excess.

35.     ADDITIONAL BORROWERS

35.1    REQUEST FOR ADDITIONAL BORROWERS
        The Parent may request that any of its wholly-owned subsidiaries become an Additional Borrower by delivering to the Facility Agent a Borrower Accession Memorandum duly executed by the Parent and such subsidiary, together with the documents and other evidence listed in Schedule 8 (ADDITIONAL CONDITIONS PRECEDENT) in relation to such subsidiary. All such Additional Borrowers must also become Additional Guarantors and comply with the provisions of Clause 36 (ADDITIONAL GUARANTORS).

35.2    BORROWER CONDITIONS PRECEDENT
        A company, in respect of which the Parent has delivered a Borrower Accession Memorandum to the Facility Agent, shall become an Additional Borrower and assume all the rights, benefits and obligations of a Borrower as if it had been an Original Borrower on the date on which the Facility Agent notifies the Parent that:

        35.2.1 an Instructing Group accepts the Parent's request in respect of such subsidiary; and

        35.2.2 the Facility Agent has received, in form and substance satisfactory to it, all documents and other evidence listed in
                  Schedule 8 (ADDITIONAL CONDITIONS PRECEDENT) in relation to such subsidiary,

        unless on such date an Event of Default or Potential Event of Default is continuing or would occur as a result of such subsidiary becoming an Additional Borrower.

35.3    RESIGNATION OF A BORROWER
        If at any time a Borrower (other than the Parent) is under no actual or contingent obligation under or pursuant to any Finance Document, the Parent may request that such Borrower shall cease to be a Borrower by delivering to the Facility Agent a Resignation Notice. Such Resignation Notice shall be accepted by the Facility Agent on the date on which it notifies the Parent that it is satisfied that such Borrower is under no actual or contingent obligation under or pursuant to any Finance Document and such Borrower shall immediately cease to be a Borrower and shall have no further rights, benefits or obligations hereunder save for those which arose prior to such date.


36.     ADDITIONAL GUARANTORS

36.1    REQUEST FOR ADDITIONAL GUARANTORS
        The Parent may request that any of its wholly-owned subsidiaries become an Additional Guarantor by delivering to the Facility Agent a Guarantor Accession Memorandum duly executed by the Parent and such subsidiary, together with the documents and other evidence listed in Schedule 9 (ADDITIONAL CONDITIONS PRECEDENT) in relation to such subsidiary.

36.2    GUARANTOR CONDITIONS PRECEDENT
        A company, in respect of which the Parent has delivered a Guarantor Accession Memorandum to the Facility Agent, shall become an Additional Guarantor and assume all the rights, benefits and obligations of a Guarantor as if it had been an original party hereto as a Guarantor on the date on which the Facility Agent notifies the Parent that:

        36.2.1 an Instructing Group accepts the Parent's request in respect of such subsidiary; and

        36.2.2 the Facility Agent has received in form and substance satisfactory to it, all the documents and other evidence listed in Schedule 9 (ADDITIONAL CONDITIONS PRECEDENT),

        unless on such date an Event of Default or Potential Event of Default is continuing or would occur as a result of such subsidiary becoming an Additional Guarantor.


37.     CALCULATIONS AND EVIDENCE OF DEBT

37.1    BASIS OF ACCRUAL
        Any interest, commission or fee accruing hereunder will accrue from day to day and is calculated on the basis of actual number of days elapsed and a year of 360 days (or for pounds sterling 365 days) or in any case where market practice differs, in accordance with market practice.

37.2    PROPORTIONATE REDUCTIONS
        Any repayment of an Advance denominated in an Optional Currency shall reduce the amount of such Advance by the amount of such Optional Currency repaid and shall reduce the Dollar Amount of such Advance proportionately.

37.3    QUOTATIONS
        If on any occasion a Reference Bank or Bank fails to supply the Facility Agent with a quotation required of it under the foregoing provisions of this Agreement, the rate for which such quotation was required shall be determined from those quotations which are supplied to the Facility Agent, provided that, in relation to determining EURIBOR or LIBOR, this Clause 37.3 shall not apply if only one Reference Bank supplies a quotation.

37.4    EVIDENCE OF DEBT
        Each Bank shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it hereunder.

37.5    CONTROL ACCOUNTS
        The Facility Agent shall maintain on its books a control account or accounts in which shall be recorded (a) the amount of any Advance or any Unpaid Sum and each Bank's share therein, (b) the amount of all principal, interest and other sums due or to become due from an Obligor and each Bank's share therein and (c) the amount of any sum received or recovered by the Facility Agent hereunder and each Bank's share therein.

37.6    PRIMA FACIE EVIDENCE
        In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clause 37.4 (EVIDENCE OF DEBT) and Clause 37.5 (CONTROL ACCOUNTS) shall be PRIMA FACIE evidence of the existence and amounts of the specified obligations of the Obligors.

37.7    ROUNDING AND OTHER CONSEQUENTIAL CHANGES
        37.7.1 Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and without prejudice to (a) the liabilities for indebtedness of the Obligors to the Banks under or pursuant to the Finance Documents or (b) the Available Term A Facility, Available Term B Facility or the Available Revolving Facility, any reference in the Finance Documents to a minimum amount (or an integral multiple thereof) in a national currency of a Subsequent Participant to be paid to or by the Facility Agent shall, immediately upon it becoming a Subsequent Participant, be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the Facility Agent may specify.

        37.7.2 Save as expressly provided in this Clause 37.7, the Finance Documents shall be subject to such reasonable changes of construction as the Facility Agent may at the relevant time specify to be appropriate to reflect the adoption of the euro in any Participating Member State and any relevant market conventions or practices relating to the euro.

        PROVIDED THAT this Clause shall not reduce or increase any actual or contingent liability arising under this Agreement.

37.8    CERTIFICATES OF BANKS
        A certificate of a Bank as to:

        37.8.1 the amount by which a sum payable to it hereunder is to be increased under Clause 14.1 (TAX GROSS-UP);

        37.8.2 the amount for the time being required to indemnify it against any such cost, payment or liability as is mentioned in Clause
                  14.2 (TAX INDEMNITY), Clause 16.1 (INCREASED COSTS) or Clause
                  28.1 (PARENT'S INDEMNITY); or

        37.8.3 the amount of any credit, relief, remission or repayment as is mentioned in Clause 15.3 (TAX CREDIT PAYMENT),

        shall, in the absence of manifest error, be PRIMA FACIE evidence of the existence and amounts of the specified obligations of the Obligors.

37.9    FACILITY AGENT'S CERTIFICATES
        A certificate of the Facility Agent as to the amount at any time due from a Borrower or the Parent hereunder or the amount which, but for any of the obligations of such Borrower or the Parent hereunder being or becoming void, voidable, unenforceable or ineffective, at any time would have been due from such Borrower hereunder shall, in the absence of manifest error, be conclusive for the purposes of Clause 24 (GUARANTEE AND INDEMNITY).

38.     REMEDIES AND WAIVERS, PARTIAL INVALIDITY

38.1    REMEDIES AND WAIVERS
        No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

38.2    PARTIAL INVALIDITY
        If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions thereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

39.     NOTICES

39.1    COMMUNICATIONS IN WRITING
        Each communication to be made under the Finance Documents shall be made in writing and, unless otherwise stated, shall be made by fax or letter.

39.2    ADDRESSES
        Any communication or document to be made or delivered pursuant to the Finance Documents shall (unless the recipient of such communication or document has, by fifteen days' written notice to the Facility Agent, specified another address or fax number) be made or delivered to the address or fax number:

        39.2.1 in the case of the Original Obligors and the Facility Agent, identified with its name below;

        39.2.2 in the case of each Bank, notified in writing to the Facility Agent prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee); and

        39.2.3 in the case of each Additional Borrower, in the Borrower Accession Memorandum, or in the case of each Additional Guarantor, in the Guarantor Accession Memorandum,

        PROVIDED THAT not more than one address may be specified by each party pursuant to this Clause 39.2 at any time. Any Bank with two Facility Offices shall specify its main address and fax number for the purpose of notices.

39.3    DELIVERY
        Any communication or document to be made or delivered by one person to another pursuant to the Finance Documents shall:

        39.3.1 if by way of fax, be deemed to have been received when transmission has been completed; and

        39.3.2 if by way of letter, be deemed to have been delivered when left at the relevant address or, as the case may be, ten days after being deposited in the post postage prepaid in an envelope addressed to it at such address,

        PROVIDED THAT any communication or document to be made or delivered to the Facility Agent shall be effective only when received by its agency division and then only if the same is expressly marked for the attention of the department or officer identified with the Facility Agent's signature below (or such other department or officer as the Facility Agent shall from time to time specify for this purpose).

39.4    NOTIFICATION OF CHANGES
        Promptly upon receipt of notification of a change of address or fax number pursuant to Clause 39.2 (ADDRESSES) or changing its own address or fax number, the Facility Agent shall notify the other parties hereto of such change.

39.5    ENGLISH LANGUAGE
        Each communication and document made or delivered by one party to another pursuant to the Finance Documents shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

39.6    DEEMED RECEIPT BY THE OBLIGORS
        Any communication or document made or delivered to the Parent in accordance with Clause 39.3 (DELIVERY) shall be deemed to have been made or delivered to each of the Obligors.

40.     COUNTERPARTS

        This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

41.     AMENDMENTS

41.1    AMENDMENTS
        If the Facility Agent has the prior consent of an Instructing Group, the Facility Agent and the Obligors may from time to time agree in writing to amend the Finance Documents or to waive, prospectively or retrospectively, any of the requirements of the Finance Document and any amendments or waivers so agreed shall be binding on all the Finance Parties, PROVIDED THAT no such waiver or amendment shall subject any Finance Party hereto to any new or additional obligations without the consent of such Finance Party.

41.2    AMENDMENTS REQUIRING THE CONSENT OF ALL THE BANKS
        An amendment or waiver which relates to:

        41.2.1    Clause 32 (SHARING) or this Clause 41;

        41.2.2 a change in the principal amount of or currency of any Advance, or deferral of the Term A Repayment Date, any Term B Repayment Date or Repayment Date;

        41.2.3 a reduction in the Margin or the amount or deferral of any payment of principal, interest, fees or commission payable;

        41.2.4 a release of the Parent from any of its obligations set out in Clause 24 (GUARANTEE AND INDEMNITY);

        41.2.5 the definition of Instructing Group, Term A Availability Period, Term B Availability Period or Revolving Termination Date; or

        41.2.6 any provision which expressly requires the consent or approval of all the Banks,

        shall not be made without the prior consent of all the Banks.

41.3    EXCEPTIONS
        Notwithstanding any other provisions hereof, the Facility Agent shall not be obliged to agree to any such amendment or waiver if the same would:

        41.3.1 amend or waive this Clause 41, Clause 26 (COSTS AND EXPENSES) or Clause 33 (THE FACILITY AGENT, THE ARRANGERS AND THE BANKS); or

        41.3.2 otherwise amend or waive any of the Facility Agent's rights hereunder or subject the Facility Agent or the Arrangers to any additional obligations hereunder.

42.     GOVERNING LAW

        This Agreement is governed by English law.

43.     JURISDICTION

43.1    ENGLISH COURTS
        The courts of England have exclusive jurisdiction to settle any dispute (a "DISPUTE") arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity).

43.2    CONVENIENT FORUM
        The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.

43.3    NON-EXCLUSIVE JURISDICTION
        This Clause 43 is for the benefit of the Finance Parties only. As a result and notwithstanding Clause 43.1 (ENGLISH COURTS), it does not prevent any Finance Party from taking proceedings relating to a Dispute ("PROCEEDINGS") in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent Proceedings in any number of jurisdictions.

43.4    SERVICE OF PROCESS
        Each Original Obligor agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it at Nutricia Holdings Limited of Newmarket Avenue, Whitehorse Business Park, Trowbridge, Wiltshire BA14 0XQ.

        If any Original Obligor ceases to have a place of business in Great Britain or, as the case may be, the appointment of the person mentioned in this Clause 43.4 ceases to be effective, the relevant Original Obligor shall immediately appoint another person in England to accept service of process on its behalf in England. If an Original Obligor fails to do so (and such failure continues for a period of not less than fourteen days), the Facility Agent shall be entitled to appoint such a person by notice to such Original Obligor. Nothing contained herein shall restrict the right to serve process in any other manner allowed by law. This Clause 43.4 applies to Proceedings in England and to Proceedings elsewhere.

44.     BORROWERS' AGENT

        Each Borrower irrevocably authorises and instructs the Borrowers' Agent on its behalf as agent to give and receive all notices (including any Notices of Drawdown) and to take all other action (including the giving of consents or the signing of certificates which require to be given or executed for the purpose of the Finance Documents and the acceptance of any proposal) as may be necessary or desirable in connection with the Facilities or the Finance Documents. Each Borrower confirms that it will be bound by any action taken by the Borrowers' Agent under or in connection with the Facilities or the Finance Documents.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                                   SCHEDULE 1
                              THE ORIGINAL PARTIES


                                     PART A
                               THE ORIGINAL BANKS

BANK                                  TERM A                        TERM B                  REVOLVING
                                      COMMITMENT                    COMMITMENT              COMMITMENT
                                      (EURO)                        ($)                     ($)
AC Financial Services Dublin          200,000,000                   230,000,000             60,000,000
Citibank, N.A.                        200,000,000                   230,000,000             60,000,000
Deutsche Bank AG                      200,000,000                   230,000,000             60,000,000
ING Bank N.V.                         200,000,000                   230,000,000             60,000,000
Rabobank International                200,000,000                   230,000,000             60,000,000
                                      ---------------------         ------------------      ----------------
TOTAL                                 EUR 1,000,000,000             $1,150,000,000          $300,000,000



                                                 PART B
                                             THE BORROWERS

NAME OF ORIGINAL BORROWER                                                    REGISTERED NO.
Koninklijke Numico N.V.                                                      27090619

Numico Nationaal B.V.                                                        27128983

Nutricia International B.V.                                                  27112523

Pharmafood B.V.                                                              08020001

                                     PART C
                                 THE GUARANTORS

NAME OF ORIGINAL GUARANTOR                                                   REGISTERED NO.
Koninklijke Numico N.V.                                                      27090619

Nutricia International B.V.                                                  27112523

Numico Nationaal B.V.                                                        27128983

Pharmafood B.V.                                                              08020001

                                   SCHEDULE 2
                          FORM OF TRANSFER CERTIFICATE

To:    ING Bank N.V.



                              TRANSFER CERTIFICATE

relating to the agreement (as from time to time amended, varied, novated or supplemented, the "CREDIT AGREEMENT") dated 2 June 2000 whereby multicurrency term and revolving loan facility were made available to a group of borrowers including Koninklijke Numico N.V. by a group of banks on whose behalf ING Bank N.V. acted as agent in connection therewith.

1. Terms defined in the Credit Agreement shall, subject to any contrary indication, have the same meanings herein. The terms Bank, Transferee and Portion Transferred are defined in the schedule hereto.

2. The Bank (i) confirms that the details in the schedule hereto under the heading "BANK'S PARTICIPATION IN THE TERM FACILITIES", "TERM A ADVANCES", "TERM B ADVANCES", "BANK'S PARTICIPATION IN THE REVOLVING FACILITY" and "REVOLVING ADVANCES" accurately summarises its participation in the Credit Agreement and the Interest Period or Term of any existing Advances and (ii) requests the Transferee to accept and procure the transfer by novation to the Transferee of the Portion Transferred (specified in the schedule hereto) of its Term A Commitment, Term B Commitment and/or Revolving Commitment and/or its participation in such Advance(s) by counter-signing and delivering this Transfer Certificate to the Facility Agent at its address for the service of notices specified in the Credit Agreement.

3. The Transferee hereby requests the Facility Agent to accept this Transfer Certificate as being delivered to the Facility Agent pursuant to and for the purposes of Clause 34.5 (TRANSFERS BY BANKS) of the Credit Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4. The Transferee confirms that it has received a copy of the Credit Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Bank to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Obligors.

5. The Transferee hereby undertakes with the Bank and each of the other parties to the Credit Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Finance Documents will be assumed by it after delivery of this Transfer Certificate to the Facility Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

6. The Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any document relating thereto and assumes no responsibility for the financial condition of the Obligors or for the performance and observance by the Obligors of any of its obligations under the Finance Documents or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7. The Bank hereby gives notice that nothing herein or in the Finance Documents (or any document relating thereto) shall oblige the Bank to
        (a) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Finance Documents transferred pursuant hereto or (b) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including the non-performance by an Obligor or any other party to the Finance Documents (or any document relating thereto) of its obligations under any such document. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (a) or (b) above.

8. This Transfer Certificate and the rights, benefits and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

                                  THE SCHEDULE

1.      Bank:

2.      Transferee:

3.      Transfer Date:

4.      Bank's Participation in the Term A Facility:
        Bank's Term A Commitment                                             Portion Transferred

5.      Bank's Participation in the Term B Facility:
        Bank's Term B Commitment

6.      Term A Advance(s):
        Amount of Bank's Participation           Interest Period             Portion Transferred

7.      Term B Advance(s):
        Amount of Bank's Participation           Interest Period             Portion Transferred

8.      Bank's Participation in the Revolving Facility:
        Bank's Revolving Commitment                                          Portion Transferred

9.      Revolving Advance(s):                    Term and                    Portion Transferred
        Amount of Bank's Participation           Repayment Date

[Transferor Bank]                                [Transferee Bank]

By:                                              By:

Date:                                            Date:

-----------------------------------------------------------------------------

                      ADMINISTRATIVE DETAILS OF TRANSFEREE

Address:

Contact Name:

Account for Payments
in euros:

Account for Payments
in dollars:

Fax:

Telephone:

-----------------------------------------------------------------------------
* Details of the Bank's Available Term Commitment should not be completed after the last day of the Term A Availability Period or Term B Availability Period as the case may be.

                                   SCHEDULE 3
                              CONDITIONS PRECEDENT

1.      In relation to each Original Obligor:

        (a) a copy, certified as at the date of this Agreement a true and up-to-date copy by an Authorised Signatory of such Original Obligor, of the constitutional documents of such Original Obligor;

        (b) a copy, certified as at the date of this Agreement a true and up-to-date copy by an Authorised Signatory of such Original Obligor, of a board resolution (including the supervising board, if relevant) of such Original Obligor approving in the case of the Parent and each Obligor the execution, delivery and performance of the Finance Documents and the terms and conditions thereof and in the case of the Parent only, also approving the Equity Package and the Acquisition, the Offer Documents and the Merger Agreement, and in each case authorising a named person or persons to sign the Finance Documents and, if applicable, Offer Documents, the Merger Agreement and any documents to be delivered by such Original Obligor pursuant thereto;

        (c) a certificate of an Authorised Signatory of such Original Obligor setting out the names and signatures of the persons authorised to sign, on behalf of such Original Obligor, the Finance Documents and any documents to be delivered by such Original Obligor pursuant thereto; and

        (d) a certificate of an Authorised Signatory of such Original Obligor confirming that utilisation of the Facilities would not breach any restriction of its borrowing powers.

2. A copy, certified a true copy by or on behalf of each Original Obligor, of each such law, decree, consent, licence, approval, registration or declaration as is, in the opinion of counsel to the Banks, necessary to render this Agreement legal, valid, binding and enforceable, to make this Agreement admissible in evidence in each Original Obligor's jurisdiction of incorporation and to enable each Original Obligor to perform its obligations hereunder.

3. An opinion of the General Counsel to each Original Obligor incorporated in a jurisdiction other than England and Wales satisfactory in form and substance to the Facility Agent and in substantially the form distributed to the Banks prior to the signing of this Agreement.

4. Opinions of Clifford Chance, solicitors to the Facility Agent, in substantially the forms distributed to the Banks prior to the signing of this Agreement.

5. A copy, certified a true copy by an Authorised Signatory of the Parent, of the latest annual audited consolidated accounts of the Group and the Parent's unconsolidated accounts.

6. Evidence satisfactory to the Facility Agent that the euro 1,400,000,000 Multicurrency Credit Facility dated 23 November 1999 has been, or will be, cancelled and prepaid on the first drawdown date under this Agreement.

7. Evidence that the party specified in Clause 43.4 (SERVICE OF PROCESS) has agreed to act as the agent of each Original Obligor for the service of process in England.

8.      A certified copy of the following Offer Documents and the Press Release:

        (a)       Offer to Purchase;

        (b)       Letter of Transmittal to Tender Shares;

        (c)       Notice of Offer to Purchase for cash all outstanding shares;

        (d)       Notice of Guaranteed delivery;

        (e)       Schedule 14D-9 (SEC filing);

        (f)       Agreement and Plan of Merger (Merger Agreement); and

        (g)       Press Release.

9.      Certificate from a director of the Parent and Nutricia certifying:

        (a) the Minimum Condition (as defined in the Merger Agreement) has been fulfilled and sufficient common stock of Rexall Sundown has been tendered in the Offer to enable Nutricia to effect the Merger without requiring any affirmative votes from public shareholders of Rexall Sundown;

        (b) that to their knowledge, neither the Parent nor Nutricia have waived or varied any of the terms described in Clause 22.13 of the Credit Agreement;

        (c) that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has elapsed;

        (d) that legal advice has been taken from legal counsel in all relevant jurisdictions, and on the basis of such advice, all governmental filings, approvals, consents or tax rulings which are required to be obtained by the Parent or Nutricia prior to accepting the tendered shares have been obtained, except where the failure to obtain such filings, approvals or tax rulings would not have a material adverse effect on the Parent's or Nutricia's ability to accept and retain such shares; and

10.     A hedging strategy letter from the Parent to the Facility Agent.

11. The report of the depositary agent indicating the number of shares of Rexall Sundown which have been tendered to Nutricia.

12. Receipt simultaneously of the proceeds of the Bridge Loan in an amount of at least euro 1,050,000,000, or satisfactory evidence of the receipt thereof by the Parent on the date of the first Advance hereunder.

                                   SCHEDULE 4
                               NOTICE OF DRAWDOWN

From: [Insert name of Borrower]

To: ING Bank NV

Dated:

Dear Sirs,

1. We refer to the agreement (the "CREDIT AGREEMENT") dated 2 June 2000 and made between a group of borrowers including Koninklijke Numico N.V., ING Bank NV as agent and the financial institutions named therein as Banks. Terms defined in the Credit Agreement shall have the same meaning in this notice.

2.      This notice is irrevocable.

3. We hereby give you notice that, pursuant to the Credit Agreement and on [date of proposed Advance], we wish to borrow a [Term A]/[Term B]/[Revolving] Advance having an [amount/Original Dollar Amount of [euro/$]] upon the terms and subject to the conditions contained therein.

4. We would like this Advance to be denominated in [currency]. If such currency is unavailable for the Advance pursuant to [Clause 4.2/Clause 7.2] then we would like this Advance to be denominated in [dollars].

5. [We would like this Advance to have a first Interest Period of [ ] months duration.]*/[We would like this Advance to be divided upon the making thereof into Advances as follows:

        ORIGINAL DOLLAR AMOUNT CURRENCY AMOUNT [DURATION OF FIRST INTEREST PERIOD]*

OR

        We would like this Advance to have a Term of [   ] months duration.]**

6.      [Payment Directions].

7. We confirm that, at the date hereof, the Repeated Representations are true in all material respects and no Event of Default is continuing.

-----------------------------------------------------------------------------

* If the Notice of Drawdown is for a Term Advance, insert only if there are no outstanding Term Advances.

** Delete as appropriate.

8. The proceeds of this drawdown should be credited to [insert account details].

                                Yours faithfully

                          .............................
                              Authorised Signatory
                              for and on behalf of
                               [Name of Borrower]

                                   SCHEDULE 5
                              EXISTING ENCUMBRANCES

NAME OF ORIGINAL OBLIGOR                 DETAILS OF ENCUMBRANCE

Koninklijke Numico N.V.                  Those Encumbrances as set forth in the
                                         Numico  Annual Report for the year
                                         ended 31 December 1999.

                                   SCHEDULE 6
                         FORM OF COMPLIANCE CERTIFICATE

To:      ING Bank NV



Date:

Dear Sirs,

We refer to an agreement (the "CREDIT AGREEMENT") dated 2 June 2000 and made between a group of borrowers including Koninklijke Numico N.V., ING Bank NV as agent, the financial institutions defined therein as Banks and others.

Terms defined in the Credit Agreement shall bear the same meaning herein.

We confirm that:

(1)     the ratio of EBITDA to Net Interest Expense is/is not less than [     ];
        and

(2)     the ratio of Total Senior Net Debt to EBITDA is/is not greater than
        [     ].



[Signed:          ...............                       ...............
                  Director                              Director
                  of                                    of
                  Koninklijke Numico N.V.               Koninklijke Numico N.V.

OR



 .....................
for and on behalf of
[name of auditors of the Parent]

                                   SCHEDULE 7
                      FORM OF BORROWER ACCESSION MEMORANDUM

To:       ING Bank N.V.

From:    [Subsidiary] and Koninklijke Numico N.V.



Dated:

Dear Sirs,

1. We refer to an agreement (the "CREDIT AGREEMENT") dated 2 June, 2000 and made between a group of borrowers including Koninklijke Numico N.V. (the "PARENT"), ING Bank N.V. as agent, the financial institutions defined therein as Banks and others.

2.     Terms defined in the Credit Agreement shall bear the same meaning herein.

3. The Parent requests that [SUBSIDIARY] become an Additional Borrower pursuant to Clause 35.1 (REQUEST FOR ADDITIONAL BORROWERS) of the Credit Agreement.

4. [SUBSIDIARY] is a company duly organised under the laws of [NAME OF RELEVANT JURISDICTION].

5. [SUBSIDIARY] confirms that it has received from the Parent a true and up-to-date copy of the Credit Agreement.

6. [SUBSIDIARY] undertakes, upon its becoming a Borrower, to perform all the obligations expressed to be undertaken under the Credit Agreement by a Borrower and agrees that it shall be bound by the Credit Agreement in all respects as if it had been an original party thereto as an Original Borrower.

7. The Parent confirms that, if [SUBSIDIARY] is accepted as an Additional Borrower, its guarantee obligations pursuant to Clause 24 (GUARANTEE AND INDEMNITY) of the Credit Agreement will apply to all the obligations of [SUBSIDIARY] under the Finance Documents in all respects in accordance with the terms of the Credit Agreement.

8.     The Parent:

       (a)       repeats the Repeated Representations; and

       (b) confirms that no Event of Default or Potential Event of Default is continuing or would occur as a result of [SUBSIDIARY] becoming an Additional Borrower.

9. [SUBSIDIARY] makes the representations and warranties set out in Clause 19.1 (LEGAL STATUS) to Clause 19.21 (OWNERSHIP OF THE BORROWERS).

10.     [SUBSIDIARY'S] administrative details are as follows:

                  Address:

                  Fax No.:

11.     [PROCESS AGENT*
        [SUBSIDIARY] agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it at [ADDRESS OF SUBSIDIARY'S PLACE OF BUSINESS IN ENGLAND] or at any address in Great Britain at which process may be served on it in accordance with Part XXIII of the Companies Act 1985]/[on NAME OF PROCESS AGENT IN ENGLAND at ADDRESS OF PROCESS AGENT or, if different, its registered office. If [[SUBSIDIARY] ceases to have a place of business in Great Britain]/[the appointment of the person mentioned above ceases to be effective], [SUBSIDIARY] shall immediately appoint another person in England to accept service of process on its behalf in England. If it fails to do so (and such failure continues for a period of not less than fourteen days), the Facility Agent shall be entitled to appoint such a person by notice. Nothing contained herein shall restrict the right to serve process in any other manner allowed by law. This applies to Proceedings in England and to Proceedings elsewhere.]

12.     This Memorandum shall be governed by English law.

        [Parent]                             [Subsidiary]

        By: ............................... By: ..............................


* This clause is required only if the Acceding Borrower is not incorporated in England or Wales.

                                   SCHEDULE 8
                     FORM OF GUARANTOR ACCESSION MEMORANDUM

To:      ING Bank N.V.

From:    [Subsidiary]
         and
         Koninklijke Numico N.V.

Dated:

Dear Sirs

1. We refer to an agreement (the "CREDIT AGREEMENT") dated 2 June 2000 and made between, INTER ALIA, a group of borrowers including Koninklijke Numico N.V. (the "PARENT"), ING Bank N.V., as agent, the financial institutions defined therein as Banks and others.

2. Terms defined in the Credit Agreement shall bear the same meaning herein.

3. The Parent requests that [SUBSIDIARY] become an Additional Guarantor pursuant to Clause 36 (REQUEST FOR ADDITIONAL GUARANTOR) of the Credit Agreement.

4. [SUBSIDIARY] is a company duly organised under the laws of [NAME OF RELEVANT JURISDICTION].

5. [SUBSIDIARY] confirms that it has received from the Parent a true and up-to-date copy of the Credit Agreement.

6. [SUBSIDIARY] undertakes, upon its becoming a Guarantor, to perform all the obligations expressed to be undertaken under the Credit Agreement by a Guarantor and agrees that it shall be bound by the Credit Agreement in all respects as if it had been an original party thereto as an Original Guarantor.

7.      The Parent:

        (i)       repeats the Repeated Representations; and

        (ii) confirms that no Event of Default or Potential Event of Default is continuing or would occur as a result of [SUBSIDIARY] becoming an Additional Guarantor.

8. [SUBSIDIARY] makes the representations set out in Clause 21 (REPRESENTATIONS) other than Clause 21.12 (REPORTS), Clause 21.13 (GROUP STRUCTURE), Clause 21.17 (INFORMATION AND MEMORANDUM) and
        Clause 21.22 (SUBSIDIARIES).

9.      [SUBSIDIARY'S] administrative details are as follows:

        Address:

        Fax No.:

        Contact

10. [PROCESS AGENT* [SUBSIDIARY] agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it at [ADDRESS OF SUBSIDIARY'S PLACE OF BUSINESS IN ENGLAND] or at any address in Great Britain at which process may be served on it in accordance with Part XXIII of the Companies Act 1985] / [on NAME OF PROCESS AGENT IN ENGLAND at ADDRESS OF PROCESS AGENT or, if different, its registered office. If [SUBSIDIARY] ceases to have a place of business in Great Britain]/[ the appointment of the person mentioned above ceases to be effective], [SUBSIDIARY] shall immediately appoint another person in England to accept service of process on its behalf in England. If it fails to do so (and such failure continues for a period of not less than fourteen days), the Agent shall be entitled to appoint such a person by notice. Nothing contained herein shall restrict the right to serve process in any other manner allowed by law. This applies to Proceedings in England and to Proceedings elsewhere.]

11.     This Memorandum shall be governed by English law.

        [To be executed by deed.]

* This clause is required only if the Acceding Guarantor is not incorporated in England or Wales.

                                   SCHEDULE 9
                         ADDITIONAL CONDITIONS PRECEDENT

1. A copy, certified as at the date of the relevant Borrower's Accession Memorandum a true and up-to-date copy by an Authorised Signatory of the proposed Additional Borrower, of the constitutional documents of such proposed Additional Borrower.

2. A copy, certified as at the date of the relevant Borrower's Accession Memorandum a true and up-to-date copy by an Authorised Signatory of the proposed Additional Borrower, of a board resolution of such proposed Additional Borrower approving the execution and delivery of an Borrower's Accession Memorandum, the accession of such proposed Additional Borrower to this Agreement and the performance of its obligations under the Finance Documents and authorising a named person or persons to sign such Borrower's Accession Memorandum, any other Finance Document and any other documents to be delivered by such proposed Additional Borrower pursuant thereto.

3. A certificate of an Authorised Signatory of the proposed Additional Borrower setting out the names and signatures of the person or persons authorised to sign, on behalf of such proposed Additional Borrower, the Borrower's Accession Memorandum, any other Finance Documents and any other documents to be delivered by such proposed Additional Borrower pursuant thereto.

4. A certificate of an Authorised Signatory of the proposed Additional Borrower confirming that the utilisation of the Facilities would not breach any restriction of its borrowing powers.

5. If the proposed Additional Borrower is incorporated in a jurisdiction other than England and Wales, a copy, certified a true copy by or on behalf of the proposed Additional Borrower, of each such law, decree, consent, licence, approval, registration or declaration as is, in the opinion of counsel to the Banks, necessary to render the relevant Borrower's Accession Memorandum legal, valid, binding and enforceable, to make such Borrower's Accession Memorandum admissible in evidence in the proposed Additional Borrower's jurisdiction of incorporation and to enable the proposed Additional Borrower to perform its obligations thereunder and under the other Finance Documents.

6. A copy, certified a true copy by an Authorised Signatory of the proposed Additional Borrower, of its latest financial statements.

7. If the proposed Additional Borrower is incorporated in a jurisdiction other than England and Wales, an opinion of the Banks' local counsel in the relevant jurisdiction in form and substance satisfactory to the Facility Agent.

8. An opinion of Clifford Chance, solicitors to the Facility Agent, in form and substance satisfactory to the Facility Agent.

9. If the proposed Additional Borrower is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in the relevant Borrower's Accession Memorandum has agreed to act as its agent for the service of process in England.

                                   SCHEDULE 10
                           FORM OF RESIGNATION NOTICE

To:      ING Bank NV

From:    Koninklijke Numico N.V.



Dated:

Dear Sirs,

1. We refer to an agreement (the "CREDIT AGREEMENT") dated 2 June 2000 and made between a group of borrowers including Koninklijke Numico N.V. (the "PARENT"), ING Bank NV as agent, the financial institutions defined therein as Banks and others.

2. Terms defined in the Credit Agreement shall bear the same meaning herein.

3. We declare that [NAME OF BORROWER] is under no actual or contingent obligation under any Finance Document in its capacity as a Borrower.

4. Pursuant to Clause 35.3 (RESIGNATION OF A BORROWER) we hereby request that [name of Obligor] shall cease to be a Borrower under the Credit Agreement.

                                           Yours faithfully



                                       Koninklijke Numico N.V.

                                   SCHEDULE 11
                                 MANDATORY COSTS

1. The Mandatory Cost Rate is an addition to the interest rate to compensate Banks for the cost of compliance with the requirements of the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions).

2. On the first day of each Interest Period (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, a rate (the "ADDITIONAL COSTS RATE") for each Bank, in accordance with paragraph 3 below. The Mandatory Cost Rate will be calculated by the Facility Agent as a weighted average of the Banks' additional costs rates (weighted in proportion to the percentage participation of each Bank in the relevant Advance) and will be expressed as a percentage rate per annum.

3. The additional costs rate for each Bank lending from a Facility Office in the United Kingdom will be calculated by the Facility Agent as follows:

                             E x 0.01
                              ------  per cent. per annum.
                               300


        Where:

        E is the rate of charge payable by that Bank to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fees Regulations) and expressed in pounds per L1,000,000 of the Fee Base of that Bank.

4.      For the purposes of this Schedule:

        (a) "FEE REGULATIONS" means the Banking Supervision (Fees) Regulations 1999 or such other law as may be in force from time to time in respect of the payment of fees for banking supervision; and

        (b) "FEE BASE" has the meaning given to it, and will be calculated in accordance with, the Fees Regulations.

5. Each Bank shall supply any information required by the Facility Agent for the purpose of calculating the additional costs rate. In particular, but without limitation, each Bank shall supply the following information in writing on or prior to the date on which it becomes a Bank:

        (a) its jurisdiction of incorporation and the jurisdiction of its Facility Office; and

        (b) such other information that the Facility Agent may reasonably require for such purpose.

        Each Bank shall promptly notify the Facility Agent in writing of any change to the information provided by it pursuant to this paragraph.

6. The percentages or rates of charge of each Bank for the purpose of paragraph 3 and E above shall be determined by the Facility Agent based upon the information supplied to it pursuant to paragraph 5 above and on the assumption that, unless a Bank notifies the Facility Agent to the contrary, each Bank's obligations in relation to the Fee Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

7. The Facility Agent shall have no liability to any person if such determination results in an additional costs rate which over or under compensates any Bank and shall be entitled to assume that the information provided by any Bank pursuant to paragraph 6 above is true and correct in all respects.

8. The Facility Agent shall distribute the additional amounts received pursuant to the Mandatory Cost Rate to the Banks on the basis of the additional costs rate for each Bank, in accordance with the above paragraphs and based on the information provided by each Bank pursuant to paragraph 6 above.

9. Any determination by the Facility Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost Rate, an additional costs rate or any amount payable to a Bank shall, in the absence of manifest error, be conclusive and binding on all of the parties hereto.

10. The Facility Agent may from time to time, after consultation with the Parent and the Banks, determine and notify to all parties any amendments or variations which are required to be made to any of the formulae set out above in order to comply with any change in law or any requirements from time to time imposed by the Bank of England or the Financial Services Authority (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all the parties hereto.

                                   SCHEDULE 12
                          FORM OF SYNDICATION AGREEMENT

THIS AGREEMENT is dated [                      ] 2000 between:

(1)     [                             ] and [         ] (the "OBLIGORS");

(2)     [                             ] as arrangers (the "ARRANGERS");

(3)     [                      ], [                      ] and
        [                         ] as existing banks (the "EXISTING BANKS");

(4) THE FINANCIAL INSTITUTIONS listed in Schedule 1 as the banks who wish to become party to the Credit Agreement as Banks
        (the "NEW BANKS"); and

(5) ING BANK NV as agent for the Banks under the Original Credit Agreement (the "FACILITY AGENT").

IT IS AGREED as follows:

1.      INTERPRETATION

1.1     DEFINITIONS

        In this Agreement, unless the contrary intention appears or the context otherwise requires:

        1.1.1 "CREDIT AGREEMENT" means the Original Credit Agreement as amended pursuant to this Agreement;

        1.1.2     "EFFECTIVE DATE" means [SYNDICATION DATE]; and

        1.1.3 "ORIGINAL CREDIT AGREEMENT" means the euro 1,000,000,000 and $1,450,000,000 multicurrency credit agreement dated 2 June 2000 between, amongst others, the Obligors, the Arrangers, and the Facility Agent.

1.2     INCORPORATION OF ORIGINAL CREDIT AGREEMENT INTERPRETATIONS

        1.2.1 Terms defined in the Original Credit Agreement shall, unless the contrary intention appears or the context otherwise requires, have the same meaning in this Agreement.

        1.2.2 Clauses 1.2 (INTERPRETATION), 1.4 (AGREEMENTS AND STATUTES), 37 (REMEDIES AND WAIVERS, PARTIAL INVALIDITY) and 39 (COUNTERPARTS) of the Original Credit Agreement shall apply to this Agreement as though they were set out in full in this Agreement, but as if references to the Original Credit Agreement were construed as references to this Agreement.

2.      CONSENT AND CONFIRMATION

        The Facility Agent, the Arrangers, the Obligors, the Existing Banks and the Facility Agent each consent to:

        [(a) THE AMENDMENTS SET OUT IN CLAUSE 3 (AMENDMENTS TO THE ORIGINAL CREDIT AGREEMENT) BELOW AND AGREE THAT THE ORIGINAL CREDIT AGREEMENT SHALL BE AMENDED, WITH EFFECT FROM THE EFFECTIVE DATE; AND

        (b)]      the New Banks becoming Banks,

        and confirm that, except as expressly provided by the terms of this Agreement, each of the Finance Documents shall continue in full force and effect.

3.      [AMENDMENTS TO THE ORIGINAL CREDIT AGREEMENT

        Each Obligor has requested the Banks to agree that the Original Credit Agreement shall be amended as follows:

        [                                                                   ] ]

4.      NOVATION

4.1     NOVATION OF COMMITMENTS AND RELATED RIGHTS AND OBLIGATIONS

        On the Effective Date (regardless of whether an Event of Default is then continuing):

        4.1.1 each New Bank will become a Bank under the Credit Agreement with a Term A Commitment, Term B Commitment and a Revolving Commitment as set out opposite its name in Schedule 1;

        4.1.2 each Existing Bank's Term A Commitment, Term B Commitment and Revolving Commitment shall be reduced down to the respective amounts set out opposite its name in Schedule 1; and

        4.1.3 each New Bank will automatically obtain and assume, and undertakes to perform, all of the rights and obligations of a Bank under and in respect of each of the Finance Documents in respect of the rights and obligations transferred to it under sub-clauses 4.1.1 and 4.1.2 above, including, without limitation, its corresponding proportion of the rights and obligations of the Existing Banks in respect of: [LIST OUTSTANDING ADVANCES].

4.2     AMOUNTS DUE ON OR BEFORE THE EFFECTIVE DATE

        4.2.1 All amounts (if any) payable to the Existing Banks by the Borrowers on or before the Effective Date (including, without limitation, all interest and fees payable on the Effective
                  Date) in respect of any period ending prior to the Effective Date shall be for the account of the Existing Banks, and none of the New Banks shall have any interest in, or any rights in respect of, any such amounts.

        4.2.2     If any Advance falls to be made on the Effective Date:

                  (a) the Facility Agent will promptly notify each of the New Banks of that fact (and the amount of its participation in that Advance in accordance with sub-clause 4.2.2(b)); and

                  (b) each Existing Bank and each New Bank shall participate in that Advance (subject to the terms of the Credit Agreement) as if the novation of the Commitments and rights and obligations under Clauses 4.1.1 and 4.1.2 (NOVATION OF COMMITMENTS AND RELATED RIGHTS AND OBLIGATIONS) of this Agreement had taken effect prior to the relevant notice of drawdown before the Effective Date, and each Obligor acknowledges that no Existing Bank will be obliged to participate in any such Advance to any greater extent.

4.3     ADMINISTRATIVE DETAILS

        Each New Bank has delivered to the Facility Agent its initial details for the purposes of Clause 33 (NOTICES) of the Credit Agreement.

5.      NATURE OF THIS AGREEMENT

        The novation of Commitments and rights and obligations contemplated by this Agreement shall take effect (in accordance with its terms) as a novation so that Clause 34.5 (TRANSFERS BY BANKS) of the Credit Agreement shall apply to the Commitments, rights and obligations transferred, assumed and released under Clause 4.1 (NOVATION OF COMMITMENTS AND RELATED RIGHTS AND OBLIGATIONS) of this Agreement and to the associated rights and obligations under the Finance Documents, as if this Agreement were a Transfer Certificate.

6.      GOVERNING LAW

        This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                              BANKS AND COMMITMENTS

                                     PART A
                               THE ORIGINAL BANKS

BANKS                                 TERM A                        TERM B                    REVOLVING
                                      COMMITMENT                    COMMITMENT                COMMITMENT
                                     (EURO)                        ($)                       ($)
AC Financial Services Dublin          200,000,000                   230,000,000               60,000,000

Citibank, N.A.                        200,000,000                   230,000,000               60,000,000

Deutsche Bank AG                      200,000,000                   230,000,000               60,000,000

ING Bank N.V.                         200,000,000                   230,000,000               60,000,000

Rabobank International                200,000,000                   230,000,000               60,000,000

                                   -------------------------     --------------------      -------------------
TOTAL                                 EUR 1,000,000,000             $1,150,000,000            $300,000,000



                                     PART B
                                  THE BORROWERS

NAME OF ORIGINAL BORROWER                                                    REGISTERED NO.
Koninklijke Numico N.V.                                                      27090619

Numico Nationaal B.V.                                                        27128983

Nutricia International B.V.                                                  27112523

Pharmafood B.V.                                                              08020001

                                     PART C
                                 THE GUARANTORS


NAME OF ORIGINAL GUARANTOR                                                   REGISTERED NO.
Koninklijke Numico N.V.                                                      27090619

Nutricia International B.V.                                                  27112523

Numico Nationaal B.V.                                                        27128983

Pharmafood B.V.                                                              08020001

                      SIGNATORIES TO SYNDICATION AGREEMENT



THE OBLIGORS




ARRANGERS




NEW BANKS
[                                                              ]

By:..........................



FACILITY AGENT
ING BANK N.V.

By:..........................

                                   SIGNATURES

THE PARENT

KONINKLIJKE NUMICO N.V.

By:           /s/ PH. T. VAN RANDWIJK

Address:      Rokkeveenseweg 49
              2712 PJ Zoetermeer
              The Netherlands

Fax:          +31 79 353 9671

Attention:    General Counsel



THE ORIGINAL BORROWERS

KONINKLIJKE NUMICO N.V.

By:           /s/ PH. T. VAN RANDWIJK

Address:      Rokkeveenseweg 49
              2712 PJ Zoetermeer
              The Netherlands

Fax:          +31 79 353 9671

Attention:    General Counsel



NUMICO NATIONAAL B.V.

By:           /s/ PH. T. VAN RANDWIJK

Address:      Rokkeveenseweg 49
              2712 PJ Zoetermeer
              The Netherlands

Fax:          +31 79 353 9671

Attention:    General Counsel

NUTRICIA INTERNATIONAL B.V.

By:           /s/ PH. T. VAN RANDWIJK

Address:      Rokkeveenseweg 49
              2712 PJ Zoetermeer
              The Netherlands

Fax:          +31 79 353 9671

Attention:    General Counsel



PHARMAFOOD B.V.

By:           /s/ PH. T. VAN RANDWIJK

Address:      Rokkeveenseweg 49
              2712 PJ Zoetermeer
              The Netherlands

Fax:          +31 79 353 9671

Attention:    General Counsel



THE ORIGINAL GUARANTORS

KONINKLIJKE NUMICO N.V.

By:           /s/ PH. T. VAN RANDWIJK

Address:      Rokkeveenseweg 49
              2712 PJ Zoetermeer
              The Netherlands

Fax:          +31 79 353 9671

Attention:    General Counsel

NUMICO NATIONAAL B.V.

By:           /s/ PH. T. VAN RANDWIJK

Address:      Rokkeveenseweg 49
              2712 PJ Zoetermeer
              The Netherlands

Fax:          +31 79 353 9671

Attention:    General Counsel



NUTRICIA INTERNATIONAL B.V.

By:           /s/ PH. T. VAN RANDWIJK

Address:      Rokkeveenseweg 49
              2712 PJ Zoetermeer
              The Netherlands

Fax:          +31 79 353 9671

Attention:    General Counsel



PHARMAFOOD B.V.

By:           /s/ PH. T. VAN RANDWIJK

Address:      Rokkeveenseweg 49
              2712 PJ Zoetermeer
              The Netherlands

Fax:          +31 79 353 9671

Attention:    General Counsel

THE ARRANGERS

DEUTSCHE BANK AG

By:           /s/ GOETZ LAUE
              /s/ BIRTHE BRUHN-LEON

Address:      Bockenheimer Landstr. 42
              D-60323 Frankfurt/Main
              Germany

Fax:          +(49) 69 910-38793

Attention:    Director, Syndicated Loans

ING BANK N.V.

By:           /s/ N.J. KLEIN
              /s/ W. MEISS

Address:      Bijlmerplein 888
              P.O. Box 1800
              1000 BV Amsterdam
              The Netherlands

Fax:          +31 20 652 2030

Attention:    N.J. Klein

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.
(TRADING AS RABOBANK INTERNATIONAL)

By:           /s/ JULIAN LEWRY

Address:      Croeselaan 18
              3521 CB Utrecht
              The Netherlands

Fax:          + 3130 216 2767

Attention:    Joost Verheijen

SALOMON BROTHERS INTERNATIONAL LIMITED

By:           /s/ JOHN STAFFORD

Address:      111 Buckingham Palace Road
              Level 4, Core 1
              London SW1 0SB
              UK

Fax:          +44 (0)20 7681 1507

Attention:

FORTIS BANK N.V.

By:           /s/ JOHN STAFFORD

Address:      Montagne du Parc 3
              B-1000 Brussels
              Belgium

Fax:          +32 (0)2 565 3763

Attention:    Marie-Victoire Vranekx

THE FACILITY AGENT

ING BANK NV

By:           /s/ N.J. KLEIN
              /s/ W. MEISS

Address:      Bijlmerplein 888
              P.O. Box 1800
              1000 BV Amsterdam
              The Netherlands

Fax:          +31 20 576 8782

Attention:    Ms. Johanna ten Veen/HE 0306

THE ORIGINAL BANKS

CITIBANK, N.A.

By:           /s/ JOHN STAFFORD

Address:      336 Strand
              London  WC2R 1HB
              UK

Fax:          +44 (0)20 7500 0655

Attention:

DEUTSCHE BANK AG

By:           /s/ SUSANNE BALTES
              /s/ JOS VAN HELDEN

Address:      Herengracht 450-454
              1017 CA Amsterdam
              The Netherlands


Fax:          +31 20 620 8389

Attention:    Mrs Susanne Baltes

ING BANK N.V.

By:           /s/ N.J. KLEIN
              /s/ W. MEISS

Address:      Bijlmerplein 888
              P.O. Box 1800
              1000 BV Amsterdam
              The Netherlands

Fax:          +31 20 565 1020

Attention:    D. I. Hiel/HE 0109

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.
(TRADING AS RABOBANK INTERNATIONAL)

By:           /s/ JULIAN LEWRY

Address:      Croeselaan 18
              3521 CB Utrecht
              The Netherlands

Fax:          + 3130 216 2767

Attention:    Joost Verheijen

AC FINANCIAL SERVICES DUBLIN

By:           /s/ JOHN STAFFORD

Address:      5th Floor
              Plaza 2 Custom House Plaza
              I.F.S.C. Dublin 1
              Ireland

Fax:          +35 31 670 0854

Attention:    Yvan Fonck